UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
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CONMED CORPORATION
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CONMED CORPORATION

525 French Road

Utica, New York 13502

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of CONMED Corporation (the “Company”) will be held at the offices of the Company at 525 French Road, Utica, New York on Thursday, May 19, 2011 at 3:30 p.m. (New York time), for the following purposes:

(1)	To elect seven directors to serve on the Company’s Board of Directors;

(2)	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011;

(3)	To hold an advisory vote on executive compensation;

(4)	To hold an advisory vote on frequency of future advisory votes on executive compensation; and

(5)	To transact such other business as may properly be brought before the meeting or any adjournment thereof.

The shareholders of record at the close of business on March 31, 2011, are entitled to notice of, and to vote at the Annual Meeting or any adjournment thereof.

Even if you plan to attend the Annual Meeting in person, we request that you mark, date, sign and return your proxy in the enclosed self-addressed envelope as soon as possible so that your shares may be certain of being represented and voted at the meeting. Any proxy given by a shareholder may be revoked by that shareholder at any time prior to the voting of the proxy.

	By	Order of the Board of Directors,

/s/ Heather L. Cohen
Heather L. Cohen
Secretary

April 8, 2011

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2011 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 19, 2011

The Company’s Proxy Statement for the 2011 Annual Meeting of Shareholders, the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2010 and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 are available at http://www.cfpproxy.com/2982.

CONMED CORPORATION
525 French Road
Utica, New York 13502

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
May 19, 2011

The enclosed proxy is solicited by and on behalf of the Board of Directors of CONMED Corporation (the “Company”) for use at the Annual Meeting of Shareholders to be held on Thursday, May 19, 2011, at 3:30 p.m. (New York time), at the offices of the Company at 525 French Road, Utica, New York, and any adjournment thereof (“the Annual Meeting”). The matters to be considered and acted upon at the Annual Meeting are described in the foregoing notice of the meeting and this proxy statement. This proxy statement, the related form of proxy and the Company’s Annual Report to Shareholders are being mailed on or about April 8, 2011, to all shareholders of record on March 31, 2011. Shares of the Company’s common stock, par value $.01 per share (“Common Stock”), represented in person or by proxy will be voted as described in this proxy statement or as otherwise specified by the shareholder. Any proxy given by a shareholder may be revoked by the shareholder at any time prior to the voting of the proxy by delivering a written notice to the Secretary of the Company, by executing and delivering a later-dated proxy or by attending the meeting and voting in person.

The persons named as proxies are Joseph J. Corasanti and Daniel S. Jonas, who are, respectively, the President and Chief Executive Officer, and the Vice President – Legal Affairs and General Counsel of the Company. The cost of preparing, assembling and mailing the proxy, this proxy statement and other material enclosed, and all clerical and other expenses of solicitations, will be borne by the Company. In addition to the solicitation of proxies by use of the mail, directors, officers and employees of the Company and its subsidiaries may solicit proxies by telephone, telegram or personal interview. The Company also will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of Common Stock held of record by such parties and will reimburse such parties for their expenses in forwarding soliciting material.

Votes at the 2011 Annual Meeting will be tabulated by a representative of the Registrar and Transfer Company, which has been appointed by the Company’s Board of Directors to serve as inspector of election.

VOTING RIGHTS

The holders of record of the 28,293,135 shares of Common Stock outstanding on March 31, 2011 will be entitled to one vote for each share held on all matters coming before the meeting. The holders of record of a majority of the outstanding shares of Common Stock present in person or by proxy will constitute a quorum for the transaction of business at the meeting. Shareholders are not entitled to cumulative voting rights. Under the rules of the Securities and Exchange Commission, or the SEC, boxes and a designated blank space are provided on the proxy card for shareholders if they wish either to abstain on one or more of the proposals or to withhold authority to vote for one or more nominees for director. In accordance with New York State law, such abstentions are not counted in determining the votes cast at the meeting. With respect to Proposal (1), the director nominees who receive the greatest number of votes at the meeting will be elected to the Board of Directors of the Company. Votes against, and votes withheld in respect of, a candidate have no legal effect. Proposal (2) requires the affirmative vote of the holders of a majority of the votes cast at the meeting in order to be approved by the shareholders.  Proposals (3) and (4) require the favorable vote of a majority of the votes cast at the meeting required for approval, on an advisory basis.

When properly executed, a proxy will be voted as specified by the shareholder. If no choice is specified by the shareholder, a proxy will be voted “for” all portions of items (1), (2), and (3) and “every year” will be voted for item (4) and in the proxies’ discretion on any other matters coming before the meeting.

Under the rules of the New York Stock Exchange, Inc., which effectively govern the voting by any brokerage firm holding shares registered in its name or in the name of its nominee on behalf of a beneficial owner, Proposal (2) is considered a “discretionary” item upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions within ten days prior to the Annual Meeting.  Proposals (1), (3) and (4) are considered “non-discretionary” and brokers who received no instructions from their clients do not have discretion to vote on these items.  The broker non-votes will be treated in the same manner as votes present.

As of March 31, 2011, the closing price of a share of Common Stock on the NASDAQ Stock Market was $26.28.

PROPOSALS TO BE SUBMITTED AT THE ANNUAL MEETING

There are two proposals expected to be submitted for shareholder approval at the Annual Meeting and two proposals of an advisory nature. The first proposal concerns the election of directors. The second proposal concerns ratifying the appointment of PricewaterhouseCoopers LLP, as the Company’s independent registered public accounting firm.  The third proposal concerns the advisory vote on executive compensation.  The fourth proposal concerns the advisory vote on the frequency of future advisory votes on executive compensation.  These proposals are more fully described below.

PROPOSAL ONE: ELECTION OF DIRECTORS

At the Annual Meeting, seven directors are to be elected to serve on the Company’s Board of Directors. The shares represented by proxies will be voted as specified by the shareholder. If the shareholder does not specify his or her choice, the shares will be voted in favor of the election of the nominees listed on the proxy card, except that in the event any nominee should not continue to be available for election, such proxies will be voted for the election of such other persons as the Corporate Governance and Nominating Committee of the Board of Directors may recommend. The Company does not presently contemplate that any of the nominees will become unavailable for election for any reason. The director nominees who receive the greatest number of votes at the meeting will be elected to the Board of Directors of the Company. Votes against, and votes withheld in respect of, a candidate have no legal effect. Shareholders are not entitled to cumulative voting rights.

The Board of Directors presently consists of seven directors.  Directors hold office for terms expiring at the next annual meeting of shareholders and until their successors are duly elected and qualified.  Each of the nominees proposed for election at the Annual Meeting is presently a member of the Board of Directors and has been elected by the shareholders.

The following table sets forth certain information regarding the members of, and nominees for, the Board of Directors:

NOMINEES FOR ELECTION AT THE 2011 ANNUAL MEETING

Name	Age	Served As Director Since	Principal Occupation or Position with the Company

Eugene R. Corasanti	80	1970	Chairman of the Board of Directors and Vice Chairman of the Company.

Joseph J. Corasanti	47	1994	President and Chief Executive Officer of the Company; Director of the Company; Director of II-VI, Inc. (NASDAQ: IIVI).

Bruce F. Daniels	76	1992
Executive, retired; former Controller of Chicago Pneumatic Tool Company; Director of the Company. As noted below, the Board of Directors has determined that Mr. Daniels is independent, and is an audit committee financial expert.

Jo Ann Golden	63	2003
Partner of Dermody, Burke and Brown, CPAs, LLC (accountants); Director of the Company; Director of the Bank of Utica. As noted below, the Board of Directors has determined that Ms. Golden is independent, and is an audit committee financial expert.

Stephen M. Mandia	46	2002
Chairman of the Board of Directors of Sovena USA, formerly East Coast Olive Oil Corp. and now a subsidiary of Sovena Group and Chairman of the Board of Eva Gourmet; Director of the Company. As noted below, the Board of Directors has determined that Mr. Mandia is independent.

Stuart J. Schwartz	74	1998	Physician, retired; Director of the Company. As noted below, the Board of Directors has determined that Dr. Schwartz is independent.

Mark E. Tryniski	50	2007
President and Chief Executive Officer of Community Bank System, Inc.  (NYSE: CBU); former partner of PricewaterhouseCoopers LLP; Director of the Company and Lead Independent Director; Director of the Independent Bankers Association of New York State.  As noted below, the Board of Directors has determined that Mr. Tryniski is independent, and is an audit committee financial expert.

More information concerning the directors and nominees is set forth below under the heading Corporate Governance Matters – Directors, Executive Officers and Nominees for the Board of Directors.

The Board of Directors recommends a vote FOR this proposal.

PROPOSAL TWO: INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The independent registered public accounting firm for the Company has been PricewaterhouseCoopers LLP since 1982. The Audit Committee appointed PricewaterhouseCoopers LLP to be nominated as our independent registered public accounting firm for 2011, subject to shareholder ratification.

Unless otherwise specified, shares represented by proxies will be voted for the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2011. Neither our certificate of incorporation nor our by-laws require that the shareholders ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. We are doing so because we believe it is a matter of good corporate governance. If the shareholders do not ratify the appointment, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers LLP, but may elect to retain them. Even if the appointment is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that such change would be in the best interests of the Company and its shareholders.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting. Those representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The affirmative vote of the holders of a majority of votes cast at the meeting is necessary for the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the Company for 2011.

The Board of Directors recommends a vote FOR this proposal.

PROPOSAL THREE:  ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with recently adopted Section 14A of the Securities Exchange Act of 1934, as amended, the Board requests your advisory vote on executive compensation.

The Compensation Discussion and Analysis (“CD&A”) beginning on page 14 describes the Company’s compensation philosophy and pay practices relative to the Named Executive Officers (“NEOs”).  As described in the CD&A, compensation paid to the NEOs is heavily influenced by the Company’s financial performance, balancing the incentives to drive short-term and long-term goals.  Further, the Compensation Committee and the Board of Directors believe the Company’s compensation policies, procedures and philosophy serve to attract, retain, and motivate the NEOs to achieve value for our shareholders.

The Board encourages shareholders to read the CD&A for a more complete description of the Company’s executive compensation policies and practices, as well as the Summary Compensation Table and other related compensation tables and narratives.  The Compensation Committee and the Board of Directors believe the Company’s policies and procedures are effective in achieving our goals and that the compensation of our Named Executive Officers reported in this proxy statement reflects and supports these compensation policies and procedures.

Accordingly, we are asking shareholders to approve the following non-binding resolution:

RESOLVED, that the shareholders of the Company approve, on an advisory basis, the compensation of the Company’s Named Executive Officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative disclosure in the Proxy Statement.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board of Directors.  Although non-binding, the Compensation Committee and the Board of Directors will review the voting results when evaluating our executive compensation programs.

The Board of Directors unanimously recommends a vote FOR this advisory resolution.

PROPOSAL FOUR:  ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

As required by Section 14A of the Securities Exchange Act of 1934, as amended, this proposal asks shareholders to vote on whether future executive compensation advisory votes on Named Executive Officers’ compensation should occur every year, every two years, or every three years.

After careful consideration, the Board of Directors recommends the executive compensation advisory vote occur every year.   The Board believes that this is the most appropriate policy at this time.   The Board of Directors will periodically review the appropriateness of the frequency on the executive compensation vote to determine if a less frequent vote would be more appropriate.  While the Company’s executive compensation programs are designed to link over a long term pay and financial performance, the Board of Directors recognizes that annual advisory votes may provide the Company more direct and immediate feedback on our compensation disclosures. Shareholders should note, however, that the compensation programs are intended to be balanced and integrated.  As the advisory vote will occur after the beginning of the year, it may not be appropriate or feasible to alter the executive compensation program in consideration of one particular advisory vote prior to the next year’s annual shareholders’ meeting.

The vote on the frequency of future executive compensation votes is non-binding on the Board of Directors.   Shareholders are able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain.  Shareholders are not voting to approve or disapprove the recommendation of the Board of Directors.  The Board of Directors will disclose its position on the frequency of future advisory votes on Named Executive Officer compensation in the investor relations section of our website at (http://www.conmed.com).

The Board of Directors unanimously recommends that shareholders vote to conduct future advisory votes on Named Executive Officer compensation every year.

OTHER BUSINESS

Management knows of no other business that will be presented for consideration at the Annual Meeting, but should any other matters be brought before the meeting, it is intended that the persons named in the accompanying proxy will vote such proxy at their discretion.

SHAREHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

Any shareholder desiring to present a proposal to the shareholders at the 2012 Annual Meeting, which currently is expected to be scheduled on or about May 18, 2012, and who desires that such proposal be included in the Company’s proxy statement and proxy card relating to that meeting, must transmit that proposal to the Company so that it is received by the Company at its principal executive offices on or before December 20, 2011. All such proposals should be in compliance with applicable SEC regulations. The Company’s Corporate Governance and Nominating Committee will consider nominees for election as directors who are proposed by shareholders if the following procedures are followed. Shareholders wishing to propose matters for consideration at the 2012 Annual Meeting or to propose nominees for election as directors at the 2012 Annual Meeting must follow specified advance notice procedures contained in the Company’s by-laws, a copy of which is available on request to the General Counsel of the Company, c/o CONMED Corporation, 525 French Road, Utica, New York 13502 (Telephone (315) 797-8375). As of the date of this proxy statement, shareholder proposals, including director nominee proposals, must comply with the conditions set forth in Section 1.13 of the Company’s by-laws and to be considered timely, notice of a proposal must be received by the Company between February 18, 2012 and March 19, 2012.

CORPORATE GOVERNANCE MATTERS

DIRECTORS, EXECUTIVE OFFICERS AND
NOMINEES FOR THE BOARD OF DIRECTORS

Director Nominees

EUGENE R. CORASANTI (age 80) has served as Chairman of the Board of the Company since its incorporation in 1970. Mr. E. Corasanti also served as the Company’s Chief Executive Officer from its founding through December 31, 2006 and continues to serve as Vice Chairman.  Prior to the founding of the Company, Mr. Corasanti was an independent public accountant. Mr. E. Corasanti holds a B.B.A. degree in Accounting from Niagara University.  Eugene R. Corasanti’s son, Joseph J. Corasanti, is Chief Executive Officer and President and a Director of the Company.

Mr. E. Corasanti’s qualifications for election to CONMED’s Board include being the founder of the Company.  His accomplishments, financial acumen, knowledge of the industry and markets, and appetite for risk are particularly relevant to directing the strategy for the Company, as are his knowledge and contacts in the Company’s industry and the markets in which they compete.  While Mr. E. Corasanti’s view of the business may not represent a different approach from current management, his distance from the details of the daily management offers a viewpoint distinct from that provided by management.

JOSEPH J. CORASANTI (age 47) has served as President and Chief Executive Officer (“CEO”) since January 1, 2007, having served as President and Chief Operating Officer of the Company since August 1999 and as a Director of the Company since May 1994. Mr. J. Corasanti is also a member of the Board of Directors of II-VI, Inc. (NASDAQ: IIVI), a manufacturer of optical and electro-optical components and devices for infrared, e-ray, gamma-ray, telecommunication and other applications, where Mr. J. Corasanti is a member of the audit committee. He also served as General Counsel and Vice President-Legal Affairs of the Company from March 1993 to August 1998 and Executive Vice-President/General Manager of the Company from August 1998 to August 1999. Prior to that time, he was an Associate Attorney with the law firm of Morgan, Wenzel & McNicholas, Los Angeles, California from 1990 to March 1993.  Mr. J. Corasanti is admitted to the State Bar of New York and California.  Mr. J. Corasanti holds a B.A. degree in Political Science from Hobart College and a J.D. degree from Whittier College School of Law.  Joseph J. Corasanti is the son of Eugene R. Corasanti, Chairman of the Board and Vice Chairman of the Company.

Mr. J. Corasanti’s qualifications for election to CONMED’s Board include his accomplishments as the Chief Executive Officer of the Company in growing the Company over the past several years.  His oversight and management of the executive officers are most relevant to directing the strategy for the Company, as are his knowledge and contacts in the Company’s industry and the markets in which they compete.

BRUCE F. DANIELS (age 76) has served as a Director of the Company since August 1992. Mr. Daniels is a retired executive. From August 1974 to June 1997, Mr. Daniels held various executive positions, including a position as Controller with Chicago Pneumatic Tool Company. Mr. Daniels holds a B.S. degree in Business from Utica College of Syracuse University. The Board of Directors has determined that Mr. Daniels is independent, and that he is an audit committee financial expert, within the meaning of the rules of the Securities and Exchange Commission.

Mr. Daniels’ qualifications for election to CONMED’s Board include his experience as a Controller of Chicago Pneumatic for several years, along with this service as a director and chair of the Audit Committee for the past sixteen years.   Mr. Daniels’ experience and background with Chicago Pneumatic brings a different perspective to the Board than that offered by other directors whose experience has been in other industries.

JO ANN GOLDEN (age 63) has served as a Director of the Company since May 2003.  Ms. Golden is a certified public accountant and the managing partner of the New Hartford, New York office of Dermody Burke and Brown, CPAs, LLC, an accounting firm. Ms. Golden is also a member of the Board of Directors of the Bank of Utica, serving in this role since December 2009, and as Chair of the Audit & Examining Committee since 2010.  Ms. Golden is a past President of the New York State Society of Certified Public Accountants (“the State Society”), having served previously as the Secretary and Vice President of the State Society. In addition, Ms. Golden was a president of the New York State Society’s Foundation for Accounting Education.  Ms. Golden served as a member of the governing Council of the American Institute of Certified Public Accountants (“AICPA”), and was a member of the AICPA’s Global Credential Survey Task Force in 2001. Ms. Golden holds a B.A. from the State University College at New Paltz, and a B.S. in Accounting from Utica College of Syracuse University. The Board of Directors has determined that Ms. Golden is independent, and that she is an audit committee financial expert, within the meaning of the rules of the Securities and Exchange Commission.

Ms. Golden’s qualifications for election to CONMED’s Board include her financial and accounting expertise, acquired through her experience as the managing partner of Dermody, Burke and Brown, CPAs as well as her vast service to the State Society.   Ms. Golden’s experience and background with a professional accounting firm bring a different perspective to the Board than that offered by other directors.

STEPHEN M. MANDIA (age 46) has served as a Director of the Company since July 2002. Mr. Mandia has served as Chairman of the Board of Directors of Sovena USA, formerly East Coast Olive Oil Corp., and now a subsidiary of Sovena Group since January 1, 2010 and currently serves as the Chairman of the Board of Eva Gourmet.  He previously served as Chief Executive Officer of Sovena USA from 1991 to December 31, 2009. Mr. Mandia holds a B.S. Degree from Bentley College, located in Waltham, Massachusetts, having also undertaken undergraduate studies at Richmond College in London. The Board of Directors has determined that Mr. Mandia is independent within the meaning of the rules of the Securities and Exchange Commission.

Mr. Mandia’s qualifications for election to CONMED’s Board include his experience as the founder and Chief Executive Officer of a privately-held company which he grew into the largest importer of olive oil in the United States.  Likewise, his exposure to and familiarity with conducting business in multiple countries and cultures outside the United States, as well as his experience with managing employees and growth, offers insights and perspectives that are unique on the Board.

STUART J. SCHWARTZ (age 74) has served as a Director of the Company since May 1998. Dr. Schwartz is a retired physician. From 1969 to December 1997 he was engaged in private practice as an urologist. Dr. Schwartz holds a B.A. degree from Cornell University and an M.D. degree from SUNY Upstate Medical College, Syracuse. The Board of Directors has determined that Dr. Schwartz is independent within the meaning of the rules of the Securities and Exchange Commission.

Dr. Schwartz’s qualifications for election to CONMED’s Board include his extensive education and experience as a surgeon.  This experience has provided unique insights for the Board’s evaluation of technologies and acquisitions, as well as marketing strategies, from the perspective of the ultimate consumer of many, if not all, of the Company’s products.

MARK E. TRYNISKI (age 50) has served as a Director of the Company since May 2007 and Lead Independent Director since May 2009.  He is the President and Chief Executive Officer of Community Bank System, Inc.  (NYSE:CBU), where he served as Executive Vice President and Chief Operating Officer from February 2004 through August 2006.  From June 2003 through February 2004, Mr. Tryniski was the Chief Financial Officer.  Prior to joining Community Bank in June 2003, Mr. Tryniski was a partner with PricewaterhouseCoopers LLP.  Mr. Tryniski also serves on the Board of Directors of the Independent Bankers Association of New York State.  Mr. Tryniski holds a B.S. degree from the State University of New York at Oswego.  The Board of Directors has determined that Mr. Tryniski is independent, and that he is an audit committee financial expert, within the meaning of the rules of the Securities and Exchange Commission.

Mr. Tryniski’s qualifications for election to CONMED’s Board include his extensive experience as an active Chief Executive Officer of a public financial institution as well as his financial and accounting expertise acquired through his experience as an audit partner with PricewaterhouseCoopers LLP.   His exposure to, and familiarity with banking and financial matters offers a number of contacts and level of familiarity with financial matters that is unique on the Board.  Further, his experience responding to investor questions makes him well-suited to serve in the role as Lead Independent Director.

The Board of Directors has determined that Messrs. Daniels, Mandia and Tryniski, and Ms. Golden and Dr. Schwartz, have no material relationship with the Company and are independent under the standards of the NASDAQ Stock Market.

After conducting a self-assessment, the Board agreed that the independent directors would meet in executive session after at least two Board meetings each year.   Mr. Tryniski is the Lead Independent Director.

The Company’s Directors are elected at each annual meeting of shareholders and serve until the next annual meeting and until their successors are duly elected and qualified. Eugene R. Corasanti’s employment is subject to an employment agreement which is terminable at will, as further described below.  Joseph J. Corasanti’s employment is subject to an amended and restated employment agreement which expires on December 31, 2014. The Company’s other officers are appointed by the Board of Directors and, except as set forth below, hold office at the will of the Board of Directors.

Executive Officers

WILLIAM W. ABRAHAM (age 79) joined the Company in May 1977 as General Manager. He served as the Company’s Vice President-Manufacturing and Engineering from June 1983 until October 1989. In November 1989, he was named Executive Vice President and in March 1993 he was named Senior Vice President of the Company. In May 2009, his title was changed to Vice President of Business Development.  Mr. Abraham holds a B.S. degree in Industrial Management from Utica College of Syracuse University.

HEATHER L. COHEN (age 38) joined the Company in October 2001 as Associate Counsel, has served as Deputy General Counsel since March 2002 and as the Company’s Secretary since March 2008.  In June 2008, Ms. Cohen was also named the Vice President of Corporate Human Resources.  Prior to joining the Company, Ms. Cohen was an Associate Attorney with the law firm Getnick Livingston Atkinson Gigliotti & Priore, LLP from 1998 to 2001.  Ms. Cohen holds a B.A. in Political Science and Education from Colgate University and a J.D. from Emory University.

JOSEPH G. DARLING (age 53) joined the Company in May 2008 as President of CONMED Linvatec.  Prior to joining the Company, Mr. Darling served as Senior Vice President & General Manager at Smith & Nephew, Inc. from September 2006 to April 2008 where he was a member of the executive leadership team for the sports medicine business unit within the Endoscopy division.  Mr. Darling had previously held the position of Vice President, Worldwide Marketing at Smith & Nephew, Inc. from October 2005 to September 2006.  Prior to Smith & Nephew, Mr. Darling served Baxter International, Inc. in a number of increasingly senior positions from May 1999 to October 2005.  His final position at Baxter was Vice President, Marketing II and Integrated Delivery Network Sales within the Medication Delivery Systems division from November 2003 to October 2005.  Additionally, Mr. Darling held a variety of senior sales and marketing positions with Abbott Laboratories Pharmaceutical Products Division and Wyeth-Ayerst Laboratories from 1983 to 1999.  Mr. Darling holds a B.A. degree in Political Science from Syracuse University Maxwell School of Citizenship.

DANIEL S. JONAS (age 47) joined the Company as General Counsel in August 1998 and in addition became the Vice President-Legal Affairs in March 1999.  From September 1999 through July 2005, Mr. Jonas assumed responsibility for certain of the Company's Regulatory Affairs and Quality Assurance Departments.  In March 2003, Mr. Jonas also became responsible for the administration of the Company's ethics policy.  Mr. Jonas is also the Chairman of MedTech Association, Inc.  Prior to his employment with the Company, Mr. Jonas was a partner with the law firm of Harter, Secrest & Emery, LLP in Syracuse from January 1998 to August 1998, having joined the firm as an Associate Attorney in 1995.  Mr. Jonas holds an A.B. degree from Brown University and a J.D. from the University of Pennsylvania Law School.

GREGORY R. JONES (age 56) joined the Company in June 2008 as Vice President, Regulatory Affairs & Quality Assurance for the CONMED Linvatec business unit and became Vice President of Corporate Quality Assurance/Regulatory Affairs in February 2009.  Prior to joining CONMED Linvatec, Mr. Jones was Senior Vice President, Regulatory Affairs & Quality Assurance and a member of the Executive Management team with Power Medical Interventions from November 2003 to May 2008. He was responsible for the development and implementation of PMI’s worldwide regulatory and quality assurance strategies.  Prior to joining PMI in that role, Mr. Jones spent 14 years from 1989 to 2003 in increasingly senior RA/QA management positions at Ethicon, a Johnson & Johnson Company, ultimately serving as the Worldwide Director, Regulatory Affairs & Quality Assurance for Ethicon’s GYNECARE division from 2001 to 2003.  Mr. Jones holds a B.A. degree in Sociology from Geneva College.

LUKE A. POMILIO (age 46) joined the Company as Controller in September 1995. Subsequently, Mr. Pomilio assumed additional responsibility for certain corporate functions including worldwide operations and select administrative functions. In May 2009, Mr. Pomilio was promoted to Vice President, Controller and Corporate General Manager.  Prior to his employment with the Company, Mr. Pomilio was employed as a certified public accountant with Price Waterhouse LLP. Mr. Pomilio graduated with a B.S. degree in Accounting from Clarkson University.

ROBERT D. SHALLISH, Jr. (age 62) joined the Company as Chief Financial Officer (“CFO”) and Vice President-Finance in December 1989 and has also served as an Assistant Secretary since March 1995. Prior to this, he was employed as Controller of Genigraphics Corporation in Syracuse, New York since 1984. He was employed by Price Waterhouse LLP as a certified public accountant from 1972 through 1984 where he most recently served as a senior manager. Mr. Shallish graduated with a B.A. degree in Economics from Hamilton College and holds a Master’s degree in Accounting from Syracuse University.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES, LEADERSHIP STRUCTURE AND RISK OVERSIGHT

During 2010, the full Board of Directors met five times in person or by telephone conference.  Each director attended 100% of the total 2010 full board meetings.

The Board of Directors has a leadership structure with a Chairman, whose role is to set an agenda for meetings and to preside at the meetings of the full Board of Directors.  The Board has also decided, for the time being, to spread the work of positions as chairs of the three (3) Board committees.  The role of the Lead Independent Director is to preside at meetings of the independent directors, and to be a spokesperson for the independent directors both to the Chairman and to the CEO, and, as appropriate, to shareholders and other stakeholders.  The Board has opted to separate the roles of the Chairman and the CEO at this time, although the Board has not concluded that this is a fixed requirement, and the Board will reconsider this aspect of its leadership structure in the future when the Chairman decides to step down from his position.

The role of the Board of Directors with respect to oversight of risk is to review at least annually a risk management matrix maintained by management, with the CEO to inform the Board of any changes to the matrix during the course of the year, or to alert the Board to any significant risks or any risks requiring changes to the matrix during the course of the year as they arise.

Board Committees:

The Company’s Board of Directors currently has three standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee.  Current members of the individual committees are named below:

Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee

Bruce F. Daniels,	Stuart J. Schwartz,	Stephen M. Mandia,
Chairman	Chairman	Chairman

Jo Ann Golden	Bruce F. Daniels	Stuart J. Schwartz

Mark E. Tryniski	Stephen M. Mandia	Mark E. Tryniski

The Audit Committee consists of three independent directors.  As more fully detailed in its charter, the Audit Committee is charged with (a) oversight of the Company’s accounting and financial reporting principles, policies and internal accounting controls and procedures; (b) oversight of the Company’s financial statements and the independent audit thereof; (c) nominating the outside independent registered public accounting firm to be proposed for shareholder approval; (d) evaluating and, where deemed appropriate, replacing the independent registered public accounting firm; (e) pre-approving all services permitted by law to be performed by the independent registered public accounting firm; (f) approving all related-party transactions above $5,000; and (g) establishing procedures for (i) the receipt, retention and treatment of complaints by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The Audit Committee has delegated its authority to pre-approve work by the independent registered public accounting firm and related party transactions to the Chairman of the Audit Committee, who is required to disclose any such pre-approvals at the Audit Committee’s next meeting. The Audit Committee met eight times during 2010.  All members of the Audit Committee attended every meeting.  The current Audit Committee Charter is available in the corporate governance section of the Company’s web site at (http://www.conmed.com) by first clicking on “INVESTORS” and then “CORPORATE GOVERNANCE”.  The charter is also available in print to any shareholder who requests it.

The Compensation Committee consists of three independent directors.  As set forth in its charter, the Compensation Committee is charged with reviewing and establishing levels of salary, bonuses, benefits and other compensation for the Company’s officers. The Compensation Committee met five times, in person or by phone during 2010.  All members of the Compensation Committee attended every meeting.  The Compensation Committee, and the full Board of Directors, has determined the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.  Senior management’s short-term incentives are balanced with longer-term incentives.  Employees below the senior management level are provided annual incentives that are lower in relation to salary.  The current Compensation Committee Charter is available in the corporate governance section of the Company’s web site at (http://www.conmed.com) by first clicking on “INVESTORS” and then “CORPORATE GOVERNANCE”.  The charter is also available in print to any shareholder who requests it.

The Corporate Governance and Nominating Committee consists of three independent directors.  As stated in its charter, the Corporate Governance and Nominating Committee is responsible for recommending individuals to the full Board of Directors for nominations as members of the Board of Directors, and for developing and recommending to the full Board of Directors a set of corporate governance principles.  The Corporate Governance and Nominating Committee will consider, but is not obligated to accept, shareholder recommendations for individuals to be nominated provided that such recommendations are submitted in writing to the Company’s General Counsel within the time frame for Shareholder Proposals for the Annual Meeting.  With respect to diversity, the Corporate Governance and Nominating Committee, as well as the full Board, believes that diversity should be considered with respect to experience in managing companies both public and private, in financial matters, in experience with United States and international business, and in the medical field.  The Corporate Governance and Nominating Committee met four times during 2010.  All members of the Corporate Governance and Nominating Committee attended every meeting.  The current Corporate Governance and Nominating Committee Charter and Corporate Governance Principles are available in the corporate governance section of the Company’s web site at (http://www.conmed.com) by first clicking on “INVESTORS” and then “CORPORATE GOVERNANCE”.  The charter is also available in print to any shareholder who requests it.

AUDIT COMMITTEE REPORT

The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process. The Board of Directors, in its business judgment, has determined that all members of the Audit Committee are “independent”, as required by the applicable listing standards of the NASDAQ Stock Market and the rules under the Securities and Exchange Act in that no member of the Audit Committee has received any payments, other than compensation for Board services, from the Company, and has not participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years. Although not currently engaged professionally in the practice of auditing or accounting, the Audit Committee and Board of Directors have determined that Messrs. Daniels and Tryniski qualify as “audit committee financial experts” within the meaning of Section 407 of the Sarbanes-Oxley Act of 2002 and the implementing regulations. In addition, the Audit Committee and Board of Directors have determined that Ms. Golden, who is engaged professionally in the practice of auditing and accounting (although her service on the Board and on the Committee is not an engagement for the purpose of auditing or accounting), qualifies as an “audit committee financial expert” within the meaning of Section 407 of the Sarbanes-Oxley Act of 2002 and the implementing regulations. The Audit Committee operates pursuant to a Charter that was last amended by the Board of Directors on March 1, 2011.   A copy of the amended charter is available on the Company’s web site.

Management is responsible for CONMED’s internal controls, financial reporting process and compliance with laws and regulations. The independent registered public accounting firm is responsible for performing an integrated audit of CONMED’s consolidated financial statements and of its internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB). The Audit Committee’s responsibility is to monitor and oversee these processes, as well as to attend to the matters set forth in the amended charter.

In this context, the Audit Committee has met eight times during 2010 and held numerous discussions with management and with the independent registered public accounting firm, including executive meetings without management present. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards Nos. 61 (as amended, as adopted by the PCAOB in Rule 3200T), 89 and 90 (Communication with Audit Committees).

CONMED’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by the PCAOB (Rule 3526, Communications with Audit Committees Concerning Independence) and the Audit Committee discussed with the independent registered public accounting firm their independence. In this regard, the Audit Committee has determined that the provision of non-audit services by the independent registered public accounting firm is compatible with the auditor’s independence in light of the nature and extent of permissible non-audit services provided to the Company.

Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent.”

Based upon the Audit Committee’s review and discussions referred to above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter, the Audit Committee recommended that the Board of Directors include the Company’s audited consolidated financial statements in CONMED’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission.

Submitted by the Audit Committee,
Bruce F. Daniels (Chair)    Jo Ann Golden    Mark E. Tryniski

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE REPORT

The role of the Corporate Governance and Nominating Committee is to recommend individuals to the Board for nomination as members of the Board and its committees and to develop and recommend to the Board a set of corporate governance principles applicable to the Company. The Board of Directors, in its business judgment, has determined that all members of the Corporate Governance and Nominating Committee are “independent,” as required by applicable listing standards of the NASDAQ Stock Market, in that no member of the Corporate Governance and Nominating Committee has received any payments, other than compensation for Board services, from the Company. The Corporate Governance and Nominating Committee operates pursuant to a Charter that was last amended by the Board of Directors on March 1, 2011.  A copy of the amended charter is available on the Company’s web site.

The Corporate Governance and Nominating Committee has no fixed process for identifying and evaluating potential candidates to be nominees. To date, the Corporate Governance and Nominating Committee has not retained the services of any third party to assist in the process of identifying or evaluating candidates, although this could change should circumstances warrant the services of a third party. Likewise, the Corporate Governance and Nominating Committee has no fixed set of qualifications that must be satisfied before a candidate will be considered. Rather, the Corporate Governance and Nominating Committee has opted to retain the flexibility to consider such factors as it deems appropriate. These factors may include judgment, skill, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

The Committee may consider candidates proposed by management, but is not required to do so. As previously disclosed, the Corporate Governance and Nominating Committee will consider any nominees submitted to the Company by shareholders wishing to propose nominees for election as directors at the 2011 Annual Meeting, provided that the shareholders proposing any such nominees have adhered to specified advance notice procedures contained in the Company’s by-laws, a copy of which is available on request to the General Counsel of the Company, CONMED Corporation, 525 French Road, Utica, New York 13502 (Telephone (315) 797-8375).

Submitted by the Corporate Governance and Nominating Committee,

Stephen M. Mandia (Chair)	Stuart J. Schwartz	Mark E. Tryniski

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders who wish to communicate with the Board of Directors may do so by sending correspondence to the attention of the General Counsel of the Company at 525 French Road, Utica, New York 13502 with a cover letter explaining that the correspondence is intended for the Board of Directors. At this time, no communications received by the Company in this manner will be screened, although this could change without prior notice. In addition, questions may be posed to directors during the question and answer period at the Annual Meeting of Shareholders. As set forth in the Company’s Corporate Governance Principles, the Company’s policy is that directors will attend the Annual Meeting of Shareholders, absent exceptional circumstances. Historically, all directors have attended the Annual Meeting of Shareholders, and all were present at the 2010 Annual Meeting of Shareholders.

ETHICS DISCLOSURE

The Company has adopted, as of March 31, 2003, an ethics program which applies to all employees, including senior financial officers and the principal executive officer. The ethics program is available through the “Investors” section of the CONMED Corporation web site (http://www.conmed.com), and is administered by the Company’s General Counsel. The Program codifies standards reasonably necessary to deter wrongdoing and to promote honest and ethical conduct, avoidance of conflicts of interest, full, fair, accurate, timely and understandable disclosure, compliance with laws, prompt internal reporting of code violations and accountability for adherence to the code and permits anonymous reporting by employees to an independent third party, which will alert the Chair of the Audit Committee of the Board of Directors if and when it receives any anonymous reports.  No waivers under the Ethics Program have been granted.

PRINCIPAL ACCOUNTING FEES AND SERVICES

The aggregate fees and expenses billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company’s annual financial statements for the years ended December 31, 2009 and December 31, 2010, for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for those years, for the audit of the Company’s internal control over financial reporting as of December 31, 2009 and December 31, 2010, and all other audit related, tax consulting and other fees and expenses, are set forth in the table below.

Fee Summary	2009	2010

Audit Fees and Expenses:

Audit of Annual Financial Statements and Interim Reviews	$1,277,080	$1,181,750

Audit of Internal Control over Financial Reporting	Included above	Included above

SEC Registration Statements	$7,500	$7,500

Total Audit Fees and Expenses	$1,284,580	$1,189,250

Audit Related:

Advisory Services	$0	$0

Tax:

Tax Compliance and Consulting Services	$365,500	$71,703

All Other:

Research Service License	$1,500	$1,800

Total Fees and Expenses	$1,651,580	$1,262,753

The Audit Committee has adopted procedures requiring prior approval of particular engagements for services rendered by the Company’s independent registered public accounting firm. Consistent with applicable laws, the Audit Committee has delegated its authority to pre-approve work by the independent registered public accounting firm and related party transactions to the Chairman of the Audit Committee, who is required to disclose any such pre-approvals at the Audit Committee’s next meeting.

COMPENSATION DISCUSSION AND ANALYSIS

The Company believes that compensation should be heavily influenced by the Company’s financial performance.  The objective of the compensation program is to provide a balance between incentivizing short and long-term performance, and to attract, motivate and retain executives.  In particular, the executive compensation program is designed to reward improvements in earnings, sales and other financial metrics, as well as operating results and improvements in individual performance.   Further, executive employment, advancement and compensation are contingent on demonstrating high ethical standards and compliance with governmental and regulatory standards.  Competition for and retention of executives with the experience and qualifications to achieve our business goals are key considerations in the compensation program.

The current executive compensation is comprised of five components:

•	Salary: a base salary is paid based on position;
•
Non-Equity Incentive Plans:  executive and senior officers participate in an annual cash-based Executive Incentive Plan, with payment generally based on achievement of corporate-wide or division-specific earnings-related objectives measured over the course of a particular year, paid in cash;

•	Discretionary Bonuses: executive and senior officers may be awarded a discretionary bonus from time to time;
•	Equity Compensation: equity compensation is awarded to align the interests of management with the interests of shareholders over the long term; and
•	Retirement Benefits and Perquisites: the Company provides certain retirement benefits and perquisites that are deemed customary and necessary to attract and retain executive talent.

The components, or elements within a component, may change to adjust to the market competition for executive talent.  There is no pre-established formula setting the relative weighting of these components.

The Compensation Committee is responsible for and oversees all aspects of compensation for executive and senior officers as well as certain other key employees.  The Committee relies on the CEO to make recommendations on compensation levels.  In addition, the Committee engaged the independent consulting firm of Towers Watson & Co. in 2009 to provide a compensation analysis for the role of the CEO and the CFO, as well as director fees, using the organization’s executive compensation peer groups.   Towers Watson & Co. reported that the then current compensation position relative to peer groups paid to the CEO and CFO was below the 50th percentile in all categories: base salary, total target cash compensation, total actual cash compensation, and equity compensation based on 2009 grant levels.  Towers Watson & Co. provides no other consulting services to the Company.   The Compensation Committee did not retain any compensation consultant in 2010 relative to compensation paid to the executive officers.

The Compensation Committee reviews compensation for similar positions at other corporations within a designated peer group of companies that includes other public medical device companies.  Some of the peer companies are larger and some smaller when measured with respect to revenue, net income, R&D expense, market capitalization, earnings per share, total shareholder return and/or number of employees.  The purpose of the review is to ensure that the Company’s overall compensation levels, and the components thereof, are appropriate in light of the nature of the medical device business and the talent for which we compete.  There is no fixed formula or percentile of market-established compensation levels which the Company strives to meet.  The complete list of the companies reviewed in 2010 was:  American Medical Holdings, Inc., Greatbatch Inc., Haemontetics Corporation, IDEXX Laboratories, Inc., Integra Life Sciences Holdings Corporation, Masimo Corp., Mentor Corp., Orthofix International N.V., Resmed Inc., Sirona Dental Systems, Inc., Steris Corporation and Wright Medical Group, Inc.

The Compensation Committee may revise the list of peer companies used for benchmarking purposes as appropriate for reasons including, but not limited to, changes in revenue, market capitalization, and the medical device industry so that the peer companies include those companies with whom we compete for executive talent.

Salary

Base salary is an integral component of the total compensation program, and is intended to provide our executives with a stable source of compensation.

A Named Executive Officer’s (an “NEO”) salary is initially established based upon an evaluation of the marketplace and the responsibilities of the NEO.  Absent a promotion or some other unusual circumstance, salaries are reviewed once per year.  Although there is no fixed formula used to select the amount of the increase, the criteria considered include the individual NEO’s performance and responsibilities, the Company’s performance and any increase in the cost of living, although no specific inflation index is used for this factor.  In this review process, the Compensation Committee considers the recommendation of the CEO in reviewing and approving the base salaries of the executive and senior officers (other than the CEO) at a meeting of the Compensation Committee in the April/May time frame, with the final decisions made by the Compensation Committee and Board of Directors following the annual shareholders’ meeting in May.

In 2010, as a result of interim raises in salary, the base salary for the CEO, was increased by 4% from $510,867 to $531,302.

The Company also increased the salaries of Mr. Shallish, Mr. Pomilio, Mr. Jonas and Mr. Darling in May 2010 by 10%, 5%, 8% and 4%, respectively.    Mr. Shallish, Mr. Pomilio and Mr. Jonas were given slightly higher increases to provide a more competitive base pay relative to the Company's peer companies and data reviewed in market surveys regularly used by the Company.

Non-Equity Incentive Plans

The performance goal and target bonus percentage for the Executive Incentive Plan are established in the first quarter of the year, with the approval of the Compensation Committee and the Board of Directors at the meeting typically held in late February or early March.  For 2010, the performance goal at target for NEOs at a corporate level was $1.20 earnings per share, net of unusual charges, credits and amortization of debt discount.  The target bonus percentage for NEOs in 2010 with corporate-wide responsibility was 50% of base salary with the first 20% to be held back and paid in 2012 based on achieving at least 85% of the budgeted 2011 EPS target.  The $1.20 performance goal was both the minimum and the target threshold in order for NEOs to earn a bonus, subject to the other conditions of the Executive Incentive Plan (e.g., compliance with regulatory and ethics requirements, and employment through the filing of the Form 10-K).  If performance had been below the $1.20 earnings per share, NEOs would not have been entitled to the incentive payment under the Executive Incentive Plan.  Under the terms of the 2010 Executive Incentive Plan, the bonus payouts increased with each $0.02 in incremental earnings per share, as follows:

EPS	Bonus (% of salary)

$1.20	50%
$1.22	60%
$1.24	70%
$1.26	75%
$1.28	80%
$1.30	85%
$1.32	90%
$1.34	95%
$1.36	100%

The maximum incentive payment was two times the target bonus if 113% or more of the target performance goal was achieved (i.e., earnings per share of $1.36 or more).   For Mr. Darling, the target bonus percentage was 50% of base salary, with a maximum incentive payment of 100% if 105% of the target was achieved.  Mr. Darling’s performance goal was based upon the financial performance of the CONMED Linvatec business unit.

For 2010, the actual incentive earned and paid in 2011 to the NEOs at a corporate level was 65% based on the Company achieving earnings per share (as defined above) of $1.30 or 108% of the 2010 performance goal.  In accordance with the 2010 Executive Incentive Plan, an additional 20% of potential incentive was earned but held back contingent upon achieving at least 85% of the budgeted 2011 EPS goal.  For Mr. Darling, no incentive was earned in 2010 under his Plan.

The 2011 Executive Incentive Plan for the NEOs at the corporate level establishes a target or performance goal of $1.40 earnings per share, net of unusual or extraordinary charges or credits and amortization of debt discount.  This goal, which is the minimum threshold for any payment under the 2011 Executive Incentive Plan for NEOs, is consistent with the results of the Company’s internal budget goals and the Company’s guidance to investors.  The target bonus percentage for NEOs with corporate-wide responsibility in 2011 is 50% of base salary with the first 20% of any bonus earned to be paid based further on achieving at least 85% of the budgeted 2012 EPS goal.  If at least 85% of the 2012 goal is not achieved, or if the NEO is no longer employed by the Company when the Form 10-K for 2012 is filed, the 20% portion of the bonus held back from 2011 will be forfeited.  After reviewing the target percentages of peer companies, the Compensation Committee concluded it was appropriate to continue with the target percentage of 50% of base salary with a 20% holdback to reduce the risk of excessive focus on short-term results and encourage retention.  Further, the Compensation Committee determined that the minimum performance level or target for incentive pay was 100% achievement of the target or performance goal with the incentive payment increasing by 5% of pay for each incremental $0.02 in earnings per share, with the maximum incentive payment for NEOs to be two times the target bonus if achievement of 114% (i.e., $1.60 earnings per share) or more of the target performance goal was achieved.  For Mr. Darling, the target bonus percentage is 50% of base salary, with a maximum incentive payment of 100% if 105% of the target is achieved.

Discretionary Bonus

The Committee also has the discretion, upon the recommendation of the CEO, to review at year-end a business unit’s actual results, and may consider certain mitigating factors, such as one-time costs or other unique events not contemplated at the time the goals were established.  The Committee in such circumstances may also consider the need to attract and retain executive talent.  In such instances, a discretionary bonus may be awarded to adjust for these factors.  No NEOs were awarded a discretionary bonus in 2008 or 2009.  In 2010, the only discretionary bonus awarded to an NEO was to Mr. Darling.  The Committee determined, upon the recommendation of the CEO, a discretionary cash bonus of 10% was appropriate to be awarded to Mr. Darling based on the successful launch of two key products and for strategic planning which should result in improved future profitability for the CONMED Linvatec division.

Equity Compensation

Equity compensation, in the form of stock options, Stock Appreciation Rights (“SARs”), Restricted Stock Units (“RSUs”), or Performance Share Units (“PSUs”), is awarded to align the interests of NEOs with those of shareholders, encourage long-term retention, and provide a counter-balance to the incentives offered by the Executive Incentive Plan which reward the achievement of comparatively short-term performance goals.

The Company’s equity compensation awards generally provide for no shorter than five year vesting periods.  The exercise price on all outstanding options and SARs is equal to the quoted fair market value of the stock at the date of grant.  RSUs and PSUs are valued at the market value of the underlying stock on the date of grant.  Stock options, SARs, RSUs, and PSUs are generally non-transferable other than on death and expire ten years from date of grant.  SARs are only settled in shares of the Company’s stock.

The Committee has historically taken a multi-tiered approach to equity compensation grants to NEOs whereby, the CEO received one level of annual grant of equity compensation, the remaining corporate NEOs received equal grants which are at a lower level than the CEO grant and divisional NEOs received a grant based on the scope of their responsibilities.  In 2010, the Committee determined, as had been recommended by Towers Watson & Co. in 2009, that both the CEO’s and CFO’s equity compensation should reflect a larger percentage of the overall compensation so that the CEO and CFO have a greater incentive to focus on long-term growth and strategic positioning, as well as regulatory and ethics compliance.  In addition, during 2010, the Committee determined equity compensation to divisional NEO’s would be in the form of PSUs and RSUs only.  The Committee determines the amount of equity compensation for each NEO other than the CEO, based in part, on recommendations from the CEO in the April-May time frame, with all actual grants made at the Annual Meeting of Shareholders to be effective on June 1st or the closest business day to this date for ease of administration. While there is no fixed formula for equity compensation grants, the Committee seeks to establish an appropriate balance between cash and non-cash compensation, short and long term incentives, at-risk compensation and the form of equity compensation.  The Committee generally prefers consistent annual RSU and SAR grants to the corporate NEOs but will alter such amounts to rebalance or alter the components of compensation to the extent it is deemed appropriate, as done with the grants awarded to the CFO in 2010.

The June 1, 2010 equity grants to the CEO and CFO were 25,000 RSUs and 62,500 SARs, and 6,000 RSUs and 14,000 SARs, respectively.  All other corporate NEOs were awarded equity grants of 4,000 RSUs and 10,000 SARs, consistent with prior year grants and resulted in the following compensation balance which the Committee considered appropriate.

	Percentage Cash Compensation to Total Compensation (Salary and target bonus is cash compensation. Equity compensation is added to cash compensation for total)	Allocation of Equity Compensation Value between SARs and RSUs

CEO	45%	Approximately 50% each
CFO	66%	Approximately 50% each
Other Corporate NEOs	72% to 73%	Approximately 50% each

Mr. Darling was awarded 4,000 RSUs and 9,794 PSUs in 2010.  The PSUs had performance and time based vesting with the performance criteria based on achieving revenue and profitability targets for the Company’s orthopedic division.  These targets were not achieved in 2010 and, therefore, none of the PSUs were earned.   Mr. Darling’s equity compensation was allocated 71% to PSUs and 29% to RSUs.  Mr. Darling’s target cash compensation represented 66% of total compensation (defined as salary, target bonus, RSU grant value and PSU grant value).

Stock Ownership Guidelines and Hedging Policies

In order to ensure the CEO and CFO have a direct stake in the Company’s future and to directly align their interests with those long-term interests of the shareholders, effective July 31, 2009, the Company adopted guidelines to encourage outright share ownership by the CEO and CFO.  The ownership guidelines require the CEO and CFO to own shares equal in value to his base salary.  The following share types are included under these guidelines:  shares directly owned, shares jointly owned, estimated net after tax shares of unvested RSUs, and shares held in saving plan accounts.  Share ownership guidelines for officers reaching the age of 62 are reduced by 50%.  The CEO and CFO are required to be in compliance with these guidelines within five (5) years of becoming subject to this policy.  These ownership guidelines also contain a holding period for equity-based awards until such time as the minimum share ownership is achieved.  A complete copy of these guidelines is available on the Company’s web site in the investor relations section.

The Company also requires that its officers and directors not hold any derivatives other than those issued by the Company.  The intention of this policy is to align the interests of senior management with those of the holders of the Company’s common stock.  As the Company currently has outstanding certain convertible notes that may be converted into the Company’s common stock if the conditions set forth in the indenture are satisfied, the Company permits its directors and officers to hold such Notes even though such Notes are a derivative of the Company’s common stock as such holdings do not represent an expectation that the Company’s common stock will decrease in value.

Both the CEO and CFO were in compliance with these guidelines as assessed as of December 31, 2010.

Retirement Benefits

All employees in the United States, including the NEOs, are eligible to participate in the Retirement Savings Plan and were eligible to participate in the Retirement Pension Plan if employed by the Company prior to May 14, 2009.  The Company maintains the Benefits Restoration Plan for eligible employees including the NEOs.  The following summary of the terms of these plans is qualified in its entirety by reference to the complete plan documents.

Retirement Pension Plan

As of January 1, 2004, the Aspen Laboratories, Inc. Retirement Plan (“Aspen Plan”) and the Linvatec Corporation Income Plan (“Linvatec Plan”) were merged with the CONMED Corporation Pension Plan “D” (“CONMED Plan”) which was renamed the CONMED Corporation Retirement Pension Plan (“Retirement Plan”), a tax-qualified, defined benefit pension plan.

Under the Retirement Plan, upon the later of the attainment of age 65 or the completion of 5 years of participation, employees are entitled to annual pension benefits equal to the greater of: (a) 1.65% of a participant's average monthly compensation multiplied by years of benefit service with the product being reduced by 0.65% of a participant’s monthly covered wages multiplied by years of benefit service (not to exceed 35) or (b) the benefit the participant would have been entitled to prior to December 31, 2003. Special plan provisions exist for early retirement, deferred retirement, death or disability prior to eligibility for retirement and lump sum benefit payments. A participant is 100% vested after five years of service. The participant may elect one of the following forms of payment: lump sum distribution for benefits earned through December 31, 2003, single life annuity or joint and survivor annuity.

For employees who met the eligibility requirements of the CONMED Plan as of December 31, 2003, the calculation of benefits under the Retirement Plan is the greater of (i) the benefit earned under the CONMED Plan as of December 31, 2003 or (ii) the benefit under the new formula provided by the Retirement Plan based on the date of retirement or other termination of employment.

For employees who met the eligibility requirements of the Linvatec Plan as of December 31, 2003, the calculation of benefits under the Retirement Plan is the greater of (i) the benefit earned under the Linvatec Plan as of December 31, 2003 or (ii) the benefit under the new formula provided by the Retirement Plan based on the date of retirement or other termination of employment.

For employees who met the eligibility requirements of the Aspen Plan as of December 31, 2003, the calculation of benefits under the Retirement Plan is the greater of (i) the benefit earned under the Aspen Plan as of December 31, 2003 or (ii) the benefit under the new formula provided by the Retirement Plan based on the date of retirement or other termination of employment.

As of May 14, 2009, pension accruals under the Retirement Plan were frozen and participants will not accrue any additional benefits after that date.  Since the Retirement Plan requires participants to work 1,000 hours in a plan year before receiving service credit for the calendar year, it would be rare that any Participant will have accrued benefits in 2009.

Retirement Savings Plan

The Retirement Savings Plan (the “Savings Plan”) is a tax-qualified retirement savings plan pursuant to which all employees are eligible after completing three months of service, including the NEO’s who meet the Plan’s requirements.  A participant can contribute 1 to 50 percent (16% prior to January 1, 2002) of his or her annual compensation, as defined, up to the maximum annual limitations as provided by the Internal Revenue Code. Prior to 2010, the Company matched 50% of each participant’s contribution up to a maximum of six percent of the participant’s compensation.  All employee contributions are fully vested upon contribution.  All matching contributions vest upon completion of five years of service.  During 2009, the Savings Plan was amended to allow for a discretionary employer contribution and all eligible employees employed as of December 31, 2009 and certain employees retiring in 2009 were paid a discretionary employer contribution equal to 3% of compensation as that term is defined in the Savings Plan.  Effective January 1, 2010, the Retirement Savings Plan was amended to provide a 100% matching contribution up to a maximum of seven percent of the participant’s compensation.

Benefits Restoration Plan

The Company has established a Benefits Restoration Plan effective January 1, 2010.  The Benefits Restoration Plan is a funded nonqualified deferred compensation plan that provides eligible employees, which include the NEOs, the opportunity to defer receipt of up to 50% of base salary and up to 100% of incentive compensation and to receive 7% matching contributions from the Company that would otherwise be unavailable under our 401(k) plan because of limits imposed by the Internal Revenue Code.  In addition, similar to the Savings Plan, the Company has discretion to contribute to the Benefits Restoration Plan in addition to the match.  The funds are invested based upon the investments selected by the participant from the investments available under the Savings Plan.

A participant is 100% vested in the participant’s deferred compensation and any earnings.  The Company’s match and any discretionary contributions to a participant’s deferred compensation account vest subject to a Rule of 65, which is defined as the sum of the participant’s age plus years of service equal to 65.

Perquisites

The Company also provides certain perquisites to the NEOs, to provide convenience and support services that the Company views as customary and necessary to attract, motivate and retain executive talent.  These include car allowances (although in limited cases the Company has also leased the NEOs’ cars directly), long-term care insurance and reimbursement of country club dues.  These perquisites are discussed in more detail below in the footnotes to the Summary Compensation Table.

In the case of Mr. J. Corasanti, the Company is contractually obligated to reimburse certain legal or accounting fees and to provide payments to Mr. J. Corasanti in an amount sufficient to allow him to continue to pay the premiums due on a split-dollar life insurance policy.  During 2010, $49,505 was awarded to Mr. J. Corasanti, of which $27,020 related to premium and $22,485 was intended as a “gross-up” to reimburse Mr. J. Corasanti for the tax liability created by the payment.

Employment Contracts

As a general matter, NEOs are employees at will and have no employment contracts.  The exceptions to this general policy are the employment agreement for the CEO and the Change in Control severance agreements for all NEOs.

CEO Employment Agreement

Consistent with the Company’s compensation policy, the Board of Directors believes that compensation of Joseph J. Corasanti, the Company’s Chief Executive Officer (“CEO”), should be heavily influenced by company performance, long-term growth and strategic positioning, as well as regulatory and ethics compliance. Therefore, although there is necessarily non-performance-based pay reflected in providing a salary to him, major elements of the compensation package are directly tied to the Company’s performance, long-term growth and strategic positioning. Mr. J. Corasanti has an employment agreement with the Company, extending from January 1, 2000 through December 31, 2014 (the “CEO Employment Agreement”).  This agreement was amended and restated as of November 12, 2004 whereby Mr. J. Corasanti began serving as the Chief Operating Officer of the Company and received an annual salary of not less than $375,000.  Mr. J. Corasanti also received deferred compensation of $100,000 per year with interest at 10% per annum for payments accrued through December 31, 2004, with payments of $125,000 to accrue in each year commencing December 31, 2005 with interest at two percent above prime per annum, payable upon his departure or retirement, or to his beneficiaries at death.  This agreement was amended October 31, 2006 and became effective January 1, 2007 increasing the minimum base annual salary to $450,000 and increasing the minimum award of deferred compensation to $150,000 per annum before interest in connection with Mr. J. Corasanti assuming the expanded role and responsibilities of CEO.  During 2008, certain technical amendments were made to the CEO Employment Agreement, which were primarily intended to conform certain provisions to the requirements of Section 409A of the Code.  The CEO Employment Agreement was again amended on October 30, 2009 to provide that the minimum base salary be not less than $511,000, roughly equivalent to his then current salary, deferred compensation of $175,000 beginning January 1, 2010, and reimbursement for a physical medical examination.  Until this contract amendment, the CEO’s deferred compensation had not been raised from $150,000 since 2006.

Mr. J. Corasanti is entitled to participate in the Company’s employee equity compensation plan and pension and other employee benefit plans and such bonus or other compensatory arrangements as may be determined by the Board of Directors.  Mr. J. Corasanti is also entitled to be paid an amount sufficient after the payment of applicable taxes to permit him to purchase certain life insurance policies, as further described below.  In the event that the Board of Directors should fail to re-elect Mr. J. Corasanti as CEO or should terminate his employment for reasons other than “just cause” (as defined in the CEO Employment Agreement), Mr. J. Corasanti will become entitled to receive a lump sum payment equal to the result of multiplying the greater of three or the number of years and fraction thereof then remaining in the term of employment by his base annual salary plus the average of the bonuses, deferred compensation and incentive compensation awarded to him during the three fiscal years prior to such early termination.  He will also continue to receive other employment benefits, for the greater of three years or the balance of the CEO Employment Agreement’s term. In the event of Mr. J. Corasanti’s death or disability, Mr. J. Corasanti or his estate or beneficiaries will be entitled to receive 100% of his base annual salary and other employment benefits (other than deferred compensation) for the balance of the CEO Employment Agreement’s term, and in the case of disability, he and his wife will be entitled to life and health insurance benefits for life. If, during the term of Mr. J. Corasanti’s employment under the CEO Employment Agreement and within two years after a Change in Control, his employment with the Company is terminated by the Company, other than for Cause or by him for Good Reason (as such capitalized terms are defined in the Employment Agreement), Mr. J. Corasanti will be entitled to receive (a) a lump sum payment equal to three times the sum of (i) his base salary on the date of such termination or his base salary in effect immediately prior to the Change in Control, whichever is higher, plus (ii) the average of the bonuses, deferred compensation and incentive compensation awarded to him during the three years prior to such termination; (b) continued coverage under the benefit plans in which he participates for a period of three years from the date of such early termination; (c) a lump sum payment equal to the aggregate amount credited to his deferred compensation account; and (d) awards for the calendar year of such termination under incentive plans maintained by the Company as though any performance or objective criteria used in determining such awards were satisfied.

Change In Control Severance Agreements

As a general rule, the Company does not enter into separate severance or employment agreements other than with the Chief Executive Officer and the Vice Chairman.  The Company, however, does have outstanding agreements with the NEOs which provide that these NEOs will not, in the event of the commencement of steps to effect a Change in Control (defined generally as an acquisition of 25% or more of the outstanding voting shares or a change in a majority of the Board of Directors) voluntarily leave the employ of the Company until the potential Change in Control has been terminated or until a Change in Control has occurred.  These agreements were first entered into by the Company and the respective NEOs in 2000, and were last amended in 2008 in order to conform to technical requirements under Section 409A of the Code.

In the event of a termination of the individual’s employment other than for Cause (as defined in the agreement), or if the executive resigns for good reason (as is defined in the agreement), within two and one-half years of a Change in Control, the NEO is entitled to three years’ salary and bonus (calculated as the largest bonus earned by the executive in the preceding three years), continuation of all medical, dental, accident, disability, long-term care and life insurance benefits or other fringe benefits for three years and a gross-up for any excise or other tax that may become due as a result of such Change in Control (to the extent that the amounts giving rise to the excise tax are greater than 10% of the “golden parachute” safe-harbor amount).  In addition, all of the Company’s equity compensation awards contain provisions that accelerate vesting upon a Change in Control, without subsequent termination of employment.

The Board of Directors of the Company may terminate any such agreement upon three years’ prior written notice. The Board of Directors may also, at any time, terminate an agreement with respect to any NEO who is affiliated with any group seeking or accomplishing a Change in Control.  During 2008, the Board of Directors approved technical amendments to the Change in Control Severance Agreements, which are primarily intended to conform certain provisions to the requirements of Section 409A of the Code.

Mr. Darling had an Executive Severance Agreement (“Agreement”).  This Agreement provided that upon a Change in Control of Linvatec Corporation where Mr. Darling did not retain the title of President and comparable responsibilities or was terminated without cause during the first eighteen months of such change in control, Mr. Darling was entitled to payment of his salary then in effect for eighteen months.  If no change in control occurs, however Mr. Darling was terminated from Linvatec Corporation prior to May 1, 2010 without just cause, Mr. Darling was entitled to payment of his salary then in effect for twelve months.

Split-Dollar Life Insurance

Prior to December 31, 2001, the Company had paid certain premiums associated with split-dollar life insurance policies with face amounts totaling $2,500,000 for the benefit of Joseph J. Corasanti. The Company has not paid or accrued premiums since fiscal year 2001. Premiums paid by the Company in prior years are treated by the Company as a loan to Mr. J. Corasanti, and at December 31, 2010, the aggregate amount due the Company from Mr. J. Corasanti related to these split-dollar life insurance policies is $279,740. This amount (and loans, if any, for future premiums) will be repaid to the Company on Mr. J. Corasanti’s death and the balance of the policy will be paid to his estate or beneficiaries.

In connection with the enactment of the Sarbanes-Oxley Act of 2002 (the “Act”) and the general prohibition against loans to officers, subject to an exception for certain pre-existing loan arrangements, the Board of Directors and management opted, as of October 2002, to stop making the premium payments which previously had been accounted for as loans pending further clarification of the regulations and interpretation of the Act. The policies for which the Company had previously been funding premium payments have cash balances sufficient to permit the payment of premiums. The Board of Directors and management may, however, elect to resume such payments if management and the Board of Directors conclude that the obligation to make such payments was maintained by the Company on the date of the enactment of the Act and was not materially modified pursuant to Section 402 of the Act and the implementing regulations, or if such payments are otherwise permitted.

Tax Considerations

Section 162(m) of the Internal Revenue Code generally limits to $1 million the tax deduction available to public companies for compensation paid to each the Chief Executive Officer and the three other most highly compensated executive officers, not including the Chief Financial Officer.  Qualified performance-based compensation is excluded from the deduction limitation.  The Company’s Compensation Committee considers the implications of Section 162(m) in structuring and managing executive compensation.  The Compensation Committee generally intends to maximize the tax deductibility of compensation, while it retains discretion to structure executive compensation in the best overall interests of the Company and award compensation that exceeds deductibility limitations if deemed appropriate.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and is incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

Submitted by the Compensation Committee,

Stuart J. Schwartz (Chair)	Bruce F. Daniels	Stephen M. Mandia

Summary Compensation Table

(a)	(b)	( c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Option /SAR Awards ($) (4)	Non-Equity Incentive Plan Compensation ($) (5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (6)	All Other Compensation ($) (7)	Total

Joseph J. Corasanti, President, & Chief Executive Officer	2010	$699,842	$0	$481,500	$482,363	$345,346	$79,117	$128,623	$2,216,791
	2009	$657,604	$0	$835,300	$760,678	$0	$57,955	$98,660	$2,410,197
	2008	$641,356	$0	$667,250	$588,975	$225,383	$86,272	$91,998	$2,301,234

Robert D. Shallish, Jr., Chief Financial Officer and Vice President- Finance	2010	$282,783	$0	$115,560	$108,049	$190,513	$58,118	$36,275	$791,298
	2009	$264,749	$0	$65,840	$67,018	$0	$35,553	$29,113	$462,273
	2008	$256,609	$0	$106,760	$94,236	$117,552	$87,465	$22,352	$684,974

Joseph G. Darling – President CONMED Linvatec	2010	$343,535	$33,946	$265,672	$0	$0	$2,537	$87,502	$733,192
	2009	$324,746	$0	$65,840	$67,018	$0	$1,250	$84,227	$543,081

Daniel S. Jonas – General Counsel & Vice President – Legal Affairs	2010	$253,278	$0	$77,040	$77,178	$169,317	$16,853	$45,611	$639,277
	2009	$239,700	$0	$65,840	$67,018	$0	$7,327	$40,774	$420,659
	2008	$232,411	$0	$52,391	$134,689	$106,409	$24,696	$28,649	$579,245

Luke A. Pomilio, Vice President, Controller & Corporate General Manager	2010	$274,696	$0	$77,040	$77,178	$180,916	$22,377	$36,230	$668,437
	2009	$254,039	$0	$65,840	$67,018	$0	$9,729	$31,230	$427,856
	2008	$232,047	$0	$106,760	$94,236	$106,032	$30,640	$22,296	$592,011

(1)
Salary reflects actual salary and deferred compensation earned during 2008, 2009 and 2010.  Salary levels are adjusted annually following the Annual Meeting of Shareholders in May.  Accordingly, salary levels listed in the Compensation Discussion and Analysis (the “CD&A”) may not match amounts actually paid during the course of the year.

(2)
Other than Non-Equity Incentive Plan Compensation, there were no bonuses earned during 2008 and 2009.  During 2010, the Compensation Committee, upon the recommendation of the CEO, awarded a discretionary cash bonus equal to 10% of salary to Mr. Darling based on the successful launch of two key products and for strategic planning which should result in improved future profitability for the CONMED Linvatec division.

(3)
Amounts in this column reflect the grant date fair value of RSUs and PSUs in accordance with Compensation – Stock Compensation Topic of the FASB ASC.  The assumptions made in the valuation of these awards are set forth in Note 7, (“Shareholders’ Equity”), to the Consolidated Financial Statements in Item 15 to the Company’s 2010 Annual Report on Form 10-K (available at http://www.conmed.com).   Mr. Darling was awarded PSUs during 2010.  The amount included in the table represents the grant date fair value of such awards, however Mr. Darling did not achieve the performance goals under his PSU agreement and therefore the awards were not earned and no payment will be made.

(4)
Amounts in this column reflect the grant date fair value of SARs in accordance with Compensation – Stock Compensation Topic of the FASB ASC. The assumptions made in the valuation of these awards are set forth in Note 7, (“Shareholders’ Equity”), to the Consolidated Financial Statements in Item 15 to the Company’s 2010 Annual Report on Form 10-K.

(5)	Non-Equity Incentive Plan Compensation represents earnings under the Company’s Executive Incentive Plan as more fully described in the CD&A.

(6)
Amounts in this column represent the increase in the actuarial value of defined benefit plans during 2008, 2009 and 2010 of the executive’s accumulated benefit under the CONMED Corporation Retirement Pension Plan.  Actuarial value  computations are based on the assumptions established in accordance with Compensation – Retirement Benefits Topic of the FASB ASC and discussed in Note 9, (“Employee Benefit Plans”), to the Consolidated Financial Statements in Item 15 to the Company’s 2010 Annual Report on Form 10-K.

In addition, Mr. J. Corasanti also earns deferred compensation as more fully described in the CD&A.  This table reflects only that interest earned on deferred compensation amounts that are considered to be above-market. This above-market interest amounted to $51,850, $45,659 and $50,835 for 2008, 2009 and 2010, respectively.

(7)
All Other Compensation consists of the following: (i) company contributions to employee 401(k) plan accounts on the same terms offered to all other employees, (ii) company contributions to the Benefits Restoration Plan for 2010 (iii) payments relating to automobile leases and/or allowances,  (iv) payments for supplemental long-term care insurance policies for J. Corasanti, R. Shallish, L. Pomilio and D. Jonas (v) reimbursement for country club and/or other club membership fees for J. Corasanti, D. Jonas and L. Pomilio for 2008 and 2009 and for J. Corasanti, D. Jonas, L. Pomilio and R. Shallish for 2010 (vi) meeting fees of  $10,500, $9,000 and $13,000 in 2008, 2009 and 2010, respectively, for J. Corasanti’s position as a Director of the Company and (vii) tax services for J. Corasanti and D. Jonas.   The amount attributable to each perquisite or benefit for each NEO does not exceed the greater of $25,000 or 10% of the total amount of perquisites received by such NEOs, except as described below.

With respect to Mr. J. Corasanti, All Other Compensation also includes reimbursements for certain insurance policy premiums in the amount of $27,020 in each of the years 2008, 2009 and 2010, and the related tax “gross-up” as provided for in his Amended and Restated Employment Agreement, which is further described in the CD&A.  All other compensation does not include the costs for health insurance, long-term disability insurance, life insurance and other benefits generally available to other employees on the same terms as those offered to the officers listed above.  With respect to Mr. Darling, All Other Compensation also includes reimbursement for relocation expenses of $63,504 and $54,578 in 2009 and 2010, respectively.  Relocation expenses did not cover any loss on the sale of Mr. Darling's home.  In addition, all relocation expenses are subject to a claw back if Mr. Darling voluntarily leaves the Company within one year of payment of such expenses.

Grants of Plan-Based Awards

The table below summarizes the estimated cash awards under the Non-Equity Incentive Plan as well as equity compensation granted during 2010.  Information regarding the terms of these awards can be found under the headings “Non-Equity Incentive Plan” and “Equity Compensation” in CD&A.

(a)	(b)	( c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
		Estimated Future Payouts Under Non- Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#) (4)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)

Joseph J.	6/01/2010	-	-	-	-	-	-	-	62,500	$19.26	$482,363
Corasanti	6/01/2010	-	-	-	-	-	-	25,000	-	-	$481,500
	N/A	265,651	265,651	531,302	-	-	-	-	-	-	$-

Robert D.	6/01/2010	-	-	-	-	-	-	-	14,000	$19.26	$108,049
Shallish, Jr	6/01/2010	-	-	-	-	-	-	6,000	-	-	$115,560
	N/A	146,549	146,549	293,097	-	-	-	-	-	-	$-

Joseph G.	6/01/2010	-	-	-	-	9,794	9,794	-	-	-	$188,632
Darling	6/01/2010	-	-	-	-	-	-	4,000	-	-	$77,040
	N/A	169,728	169,728	339,456	-	-	-	-	-	-	$-

Daniel S	6/01/2010	-	-	-	-	-	-	-	10,000	$19.26	$77,178
Jonas	6/01/2010	-	-	-	-	-	-	4,000	-	-	$77,040
	N/A	130,244	130,244	260,488	-	-	-	-	-	-	$-
									-
Luke A.	6/01/2010	-	-	-	-	-	-	-	10,000	$19.26	$77,178
Pomilio	6/01/2010	-	-	-	-	-	-	4,000	-	-	$77,040
	N/A	139,167	139,167	278,333	-	-	-	-	-	-	$-

(1)
Non-Equity Incentive Compensation represents earnings under the Company’s Executive Incentive Plan.  The threshold and target compensation represents 50% of the NEO’s salary.   The maximum compensation represents 100% of all NEO’s salary.  During 2010, NEOs with corporate responsibility were awarded non-equity incentive compensation equal to 85% of salary.  As disclosed in CD&A, the first 65% is payable after the 2010 year, the remaining 20% is dependent upon meeting 85% of the 2011 target.  For Mr. Darling, no incentive was earned in 2010 under his Plan.

(2)
Equity Incentive Compensation represents the number of PSUs to be awarded to the named executive officer upon achieving certain performance conditions.  The range of PSUs to be awarded is between 0% and 100%.  Performance conditions are based on achieving revenue and operating income goals for the 2010 year.  Upon achieving such goals, the PSUs vest over a period of five years.  PSUs are valued at the market price of the stock on the date of grant.  During 2010, Mr. Darling did not achieve the performance goals and therefore no PSUs were earned.

(3)
The amounts shown in column (i) represent the total RSUs awarded to the named executive officers.  Such awards vest over a period of five years and are valued at the market price of the stock on the date of grant.

(4)	The amounts shown in column (j) represent the total number of SARs awarded to the NEOs. These awards vest over a period of five years.

Outstanding Equity Awards at Fiscal Year-End

(a)	(b)	( c)		(d)	(e)	(f)	(g)		(h)	(i)	(j)
	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Yet Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Joseph J. Corasanti	42,187	-		-	$21.01	12/18/2011	-		-	-	-
	112,500	-		-	$25.89	5/14/2012	-		-	-	-
	125,000	-		-	$17.74	5/20/2013	-		-	-	-
	125,000	-		-	$25.03	5/18/2014	-		-	-	-
	125,000	-		-	$31.40	5/17/2015	-		-	-	-
	50,000	12,500	(1)	-	$19.93	5/16/2016	-		-	-	-
	-	-		-	-	-	5,000	(1)	$132,150	-	-
	37,500	25,000	(2)	-	$29.92	5/17/2017	-		-	-	-
	-	-		-	-	-	10,000	(7)	$264,300	-	-
	25,000	37,500	(3)	-	$26.69	6/1/2018	-		-	-	-
	-	-		-	-	-	15,000	(8)	$396,450	-	-
	12,500	50,000	(4)	-	$16.46	6/1/2019	-		-	-	-
	-	-		-	-	-	20,000	(9)	$528,600	-	-
	8,000	32,000	(5)	-	$21.19	10/30/2019	-		-	-	-
	-	-		-	-	-	16,000	(10)	$422,880	-	-
	-	62,500	(6)	-	$19.26	6/1/2020	-		-	-	-
	-	-		-	-	-	25,000	(11)	$660,750	-	-

Robert D. Shallish, Jr.	6,151	-		-	$14.22	5/15/2011	-		-	-	-
	15,000	-		-	$25.89	5/14/2012	-		-	-	-
	15,000	-		-	$17.74	5/20/2013	-		-	-	-
	10,000	-		-	$25.03	5/18/2014	-		-	-	-
	15,000	-		-	$31.40	5/17/2015	-		-	-	-
	8,000	2,000	(1)	-	$19.93	5/16/2016	-		-	-	-
	-	-		-	-	-	800	(1)	$21,144	-	-
	6,000	4,000	(2)	-	$29.92	5/17/2017	-		-	-	-
	-	-		-	-	-	1,600	(7)	$42,288	-	-
	4,000	6,000	(3)	-	$26.69	6/1/2018	-		-	-	-
	-	-		-	-	-	2,400	(8)	$63,432	-	-
	2,000	8,000	(4)	-	$16.46	6/1/2019	-		-	-	-
	-	-		-	-	-	3,200	(9)	$84,576	-	-
	-	14,000	(6)	-	$19.26	6/1/2020	-		-	-	-
	-	-		-	-	-	6,000	(11)	$158,580	-	-

Joseph G. Darling (12)	4,000	6,000	(3)	-	$26.69	6/1/2018	-		-	-	-
	-	-		-	-	-	4,500	(8)	$118,935	-	-
	2,000	8,000	(4)	-	$16.46	6/1/2019	-		-	-	-
	-	-		-	-	-	3,200	(9)	$84,576	-	-
	-	-		-	-	-	4,000	(11)	$105,720	-	-

Daniel S. Jonas	10,000	-		-	$25.89	5/14/2012	-		-	-	-
	10,000	-		-	$19.83	8/11/2013	-		-	-	-
	10,000	-		-	$25.03	5/18/2014	-		-	-	-
	15,000	-		-	$31.40	5/17/2015	-		-	-	-
	8,000	2,000	(1)	-	$19.93	5/16/2016	-		-	-	-
	-	-		-	-	-	800	(1)	$21,144	-	-
	6,000	4,000	(2)	-	$29.92	5/17/2017	-		-	-	-
	-	-		-	-	-	1,600	(7)	$42,288	-	-
	4,000	6,000	(3)	-	$26.69	6/1/2018	-		-	-	-
	-	-		-	-	-	2,400	(8)	$63,432	-	-
	2,000	8,000	(4)	-	$16.46	6/1/2019	-		-	-	-
	-	-		-	-	-	3,200	(9)	$84,576	-	-
	-	10,000	(6)	-	$19.26	6/1/2020	-		-	-	-
	-	-		-	-	-	4,000	(11)	$105,720	-	-

Luke A Pomilio	10,000	-		-	$25.89	5/14/2012	-		-	-	-
	15,000	-		-	$17.74	5/20/2013	-		-	-	-
	10,000	-		-	$25.03	5/18/2014	-		-	-	-
	15,000	-		-	$31.40	5/17/2015	-		-	-	-
	8,000	2,000	(1)	-	$19.93	5/16/2016	-		-	-	-
	-	-		-	-	-	800	(1)	$21,144	-	-
	6,000	4,000	(2)	-	$29.92	5/17/2017	-		-	-	-
	-	-		-	-	-	1,600	(7)	$42,288	-	-
	4,000	6,000	(3)	-	$26.69	6/1/2018	-		-	-	-
	-	-		-	-	-	2,400	(8)	$63,432	-	-
	2,000	8,000	(4)	-	$16.46	6/1/2019	-		-	-	-
	-	-		-	-	-	3,200	(9)	$84,576	-	-
	-	10,000	(6)	-	$19.26	6/1/2020	-		-	-	-
	-	-		-	-	-	4,000	(11)	$105,720	-	-

(1)	Scheduled to vest on May 16, 2011.

(2)
Scheduled to vest in equal installments of 12,500 shares per year for Mr. J. Corasanti and equal installments of 2,000 shares per year for Mr. Shallish, Mr. Jonas and Mr. Pomilio on May 17, 2011 and May 17, 2012.

(3)
Scheduled to vest in equal installments of 12,500 shares per year for Mr. J. Corasanti and 2,000 shares per year for Mr. Shallish, Mr. Darling, Mr. Jonas and Mr. Pomilio on June 1, 2011, June 1, 2012 and June 1, 2013.

(4)
Scheduled to vest in equal installments of 12,500 shares per year for Mr. J. Corasanti and 2,000 shares per year for Mr. Shallish, Mr. Darling, Mr. Jonas and Mr. Pomilio on June 1, 2011, June 1, 2012, June 1, 2013 and June 1, 2014.

(5)	Scheduled to vest in equal installments of 8,000 shares per year on June 1, 2011, June 1, 2012, June 1, 2013 and June 1, 2014.

(6)
Scheduled to vest in equal installments of 12,500 shares per year for Mr. J. Corasanti, 2,800 shares per year for Mr. Shallish and 2,000 shares per year for Mr. Darling, Mr. Jonas and Mr. Pomilio beginning on June 1, 2011 and each June 1st thereafter through 2015.

(7)	Scheduled to vest in equal installments of 5,000 units per year for Mr. J. Corasanti and 800 units per year for Mr. Shallish, Mr. Jonas and Mr. Pomilio on May 17, 2011 and May 17, 2012.

(8)
Scheduled to vest in equal installments of 5,000 units per year for Mr. J. Corasanti, 1,500 units per year for Mr. Darling and 800 units per year for Mr. Shallish, Mr. Jonas, and Mr. Pomilio on June 1, 2011, June 1, 2012 and June 1, 2013.

(9)
Scheduled to vest in equal installments of 5,000 shares per year for Mr. J. Corasanti and 800 units per year for Mr. Shallish, Mr. Darling, Mr. Jonas, and Mr. Pomilio on June 1, 2011, June 1, 2012, June 1, 2013 and June 1, 2014.

(10)	Scheduled to vest in equal installments of 4,000 shares per year on June 1, 2011, June 1, 2012, June 1, 2013 and June 1, 2014.

(11)
Scheduled to vest in equal installments of 5,000 shares per year for Mr. J. Corasanti, 1,200 per year for Mr. Shallish and 800 units per year for Mr. Darling, Mr. Jonas, and Mr. Pomilio beginning on June 1, 2011 and each June 1st thereafter through 2015.

(12)	Mr. Darling had been awarded 9,794 PSUs on June 1, 2010, however the performance goals were not achieved and therefore no PSUs are outstanding as of December 31, 2010.

Option Exercises and Stock Vested

(a)	(b)	( c)	(d)	(e)
	Option Awards (1)		Stock Awards (3)
Name	Number of Shares Acquired On Exercise (#)	Value Realized on Exercise ($) (2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (4)

Joseph J. Corasanti	67,502	$550,127	24,000	$484,190

Robert D. Shallish, Jr.	18,860	$176,634	3,200	$65,144

Joseph G. Darling	0	$0	2,300	$44,298

Daniel S. Jonas	0	$0	3,200	$65,144

Luke A. Pomilio	0	$0	3,200	$65,144

(1)	Amount relates to stock option exercises during 2010.

(2)	Calculated by multiplying the number of shares purchased by the difference between the exercise price and the market price of CONMED Corporation common stock on the date of exercise.

(3)	Amount relates to the RSUs vested during 2010.

(4)	Calculated by multiplying the number of shares vested by the market price of the CONMED Corporation common stock on the date of issuance.

Pension Benefits

The table below shows the present value of accumulated benefits payable to each of the NEOs, including the number of years of service credited to each such NEO, under the CONMED Corporation Retirement Pension Plan determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements.  As discussed in the CD&A under the heading “Retirement Pension Plan”, pension accruals were frozen under the Retirement Plan effective May 14, 2009, therefore no additional benefits accrued after that date.  As a result, years of actual service for NEOs will not equal the years of credited service noted below.

(a)	(b)	(c)	(d)	(e)
Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During the Last Fiscal Year ($)

Joseph J. Corasanti	CONMED Corporation Retirement Pension Plan	15	$173,164	$0

Robert D. Shallish, Jr.	CONMED Corporation Retirement Pension Plan	18	$537,811	$0

Joseph G. Darling	CONMED Corporation Retirement Pension Plan	1	$18,340	$0

Daniel S. Jonas	CONMED Corporation Retirement Pension Plan	9	$103,184	$0

Luke A. Pomilio	CONMED Corporation Retirement Pension Plan	12	$137,009	$0

Non-Qualified Deferred Compensation

The table below shows the Company contributions and aggregate earnings related to deferred compensation.  Deferred compensation is provided to Mr. J. Corasanti as described in his employment agreement.  Refer to the section title “CEO Employment Agreement” in CD&A for further details.  Effective January 1, 2010, the Company began offering a Benefits Restoration Plan to eligible employees, including all NEOs.  This Plan provides the opportunity to defer receipt of up to 50% of base salary and up to 100% of incentive compensation and to receive 7% matching contributions from the Company that would otherwise be unavailable under our 401(k) plan because of limits imposed by the Internal Revenue Code.  Refer to the section “Retirement Benefits - Benefits Restoration Plan” in CD&A for further details.

(a)	(b)	( c)	(d)	(e)	(f)
Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($) (2)

Joseph J. Corasanti (1)	$36,619	$197,548	$144,979	$0	$2,175,472

Robert D. Shallish, Jr.	$2,392	$3,921	$255	$0	$6,568

Joseph G. Darling	$5,670	$16,137	$642	$0	$22,449

Daniel S. Jonas	$3,230	$1,722	$399	$0	$5,351

Luke A. Pomilio	$54,606	$8,438	$6,120	$0	$69,164

(1)
As described above, Mr. J. Corasanti receives deferred compensation under his employment agreement as well as his participation in the Benefits Restoration Plan.  Amount included above for the deferred compensation under his employment agreement is payable over a period of up to 120 months with interest and includes annual contributions of $150,000 for 2008 and 2009 and $175,000 for 2010 and above market interest of $51,850, $45,659, and $50,835 for 2008, 2009 and 2010, respectively, which were included in compensation in the respective years.

(2)	Executive and Registrant contributions related to the Benefit Restoration Plan were included in earnings during 2010.

Potential Payments on Termination or Change-in-Control

Termination/No Change In Control

The table below represents the earnings Mr. J. Corasanti would receive if terminated on December 31, 2010 and no change in control had occurred.  The table assumes the termination occurred without just cause (as defined in the CEO Employment Agreement).

Name	Salary Continuation or Severance ($)		Benefits or Perquisites ($)		Deferred Compensation ($)		Accelerated Option/SAR Vesting ($)		Accelerated RSU Vesting ($)		Total

Joseph J. Corasanti (1)	$4,182,662	(2)	$1,280,533	(3)	$2,175,472	(4)	$1,195,555	(5)	$2,405,130	(5)	$11,239,352

(1)
Mr. J. Corasanti is entitled to earnings upon termination as defined in his employment agreement.  If Mr. J. Corasanti were terminated with just cause, he would be entitled to salary and benefits through the end of the month of termination, payment of deferred compensation as defined in his employment agreement and an additional pro rata amount of such deferred compensation for the year of termination.

(2)	Amount represents four multiplied by the sum of salary and the average of bonus, deferred compensation, and incentive compensation earned over the past three years.

(3)	Amount includes the present value total of all life time benefits (including life and health insurance) and the present value of total perquisites for four years.

(4)
Amount represents the undiscounted value of deferred compensation under Mr. J. Corasanti’s employment agreement as of December 31, 2010 totaling $2,112,337.  This amount would be payable over a period up to 120 months with interest.  This amount also includes executive and registrant contributions and earnings under the Benefits Restoration Plan.

(5)
Upon termination without just cause, the vesting date for all outstanding SARs and RSUs will accelerate to the date of termination.  The value shown for unvested SARs, represents the difference between the exercise price and December 31, 2010 year-end closing stock price on the NASDAQ of $26.43.  Value shown for unvested RSUs is based on the December 31, 2010 year-end closing stock price on the NASDAQ of $26.43.

All other NEOs are subject to the severance policy applicable to all eligible employees.  This policy allows for 1½ weeks of severance pay for each year of service, not to exceed 26 weeks.

Termination/Change In Control

This table includes amounts payable as a result of a termination following a change in control.  A change in control is defined generally as an acquisition of 25% or more of the outstanding voting shares or a change in a majority of the Board of Directors.  Change in control benefits are provided in accordance with each NEO’s Change in Control Agreement.

Name	Salary Continuation or Severance ($)		Benefits or Perquisites ($)		Deferred Compensation ($)(4)	Accelerated Option/SAR Vesting ($) (5)	Accelerated RSU Vesting ($) (5)	Section 280G Gross-Up ($) (6)	Total

Joseph J. Corasanti (1)	$4,182,662		$1,280,533		$2,175,472	$1,195,555	$2,405,130	$3,329,820	$14,569,172

Robert D. Shallish, Jr.	$1,875,821	(2)	$59,863	(3)	$6,568	$193,140	$370,020	$729,098	$3,234,510

Joseph G. Darling	$1,018,368	(2)	$90,499	(3)	$22,449	$79,760	$309,231	$0	$1,520,307

Daniel S. Jonas	$1,667,123	(2)	$88,857	(3)	$5,351	$164,460	$317,160	$680,875	$2,923,826

Luke A. Pomilio	$1,781,331	(2)	$108,151	(3)	$69,164	$164,460	$317,160	$724,365	$3,164,631

(1)
Mr. J. Corasanti would receive the same payments and benefits as if he were terminated without just cause according to his employment agreement, except he would also receive the Section 280G Gross-up.  This is because the employment agreement has more favorable payments and benefits than his Change in Control Agreement and therefore supersedes the Change in Control Agreement.

(2)
Amount represents highest annual non-equity incentive plan compensation earned over the past three completed fiscal years plus three multiplied by the sum of the highest salary earned over the past twelve months and highest annual non-equity incentive plan compensation earned over the past three completed fiscal years.

(3)	Amount includes the present value of medical, dental, disability, long-term care (as applicable) and life insurance and total perquisites for three years.

(4)
Amount for Mr. J. Corasanti represents the undiscounted value of deferred compensation as of December 31, 2010 totaling $2,112,337.  This amount would be payable over a period up to 120 months with interest. Deferred compensation for all NEOs includes the executive and registrant contributions and earnings under the Benefit Restoration Plan.

(5)
Upon a change in control, the vesting date for all outstanding SARs and RSUs will accelerate to the date of termination.  The value shown for unvested SARs, represents the difference between the exercise price and December 31, 2010 year-end closing stock price on the NASDAQ of $26.43.  Value shown for unvested RSUs is based on the December 31, 2010 year-end closing stock price on the NASDAQ of $26.43.

(6)
Compensation and benefits in excess of three times compensation may be subject to a non-deductible 20% excise tax under Section 280G of the Code.  To assure that the actual economic value of change in control benefits is equivalent for all participants, the program provides for a gross-up of this tax to the extent that the amounts giving rise to the excise tax are greater than 10% of the “golden parachute” safe-harbor amount. Amounts in this column estimate the tax gross-up assuming a change in control date of December 31, 2010 at a stock price of $26.43 per share.

As noted in the table above, Mr. Darling’s amounts payable did not include a gross-up amount.  According to his Change in Control Severance Agreement, if the Executive was entitled to a gross-up payment, but the payments would not be subject to an excise tax if the payments were reduced by an amount that is less than 10% of the portion of payments that would be treated as “parachute payments” under Section 280G of the Code, then the amount payable to the Executive under the agreement would be reduced to the maximum amount that could be paid to the Executive without giving rise to the excise tax.  Mr. Darling’s “Salary Continuation or Severance” amounts would be reduced by $124,876 which would result in no excise tax being due and therefore no gross-up amount is payable.

DIRECTOR COMPENSATION

The Company uses a mix of cash and equity-based incentive compensation to attract and retain qualified candidates to serve on the Board of Directors.  Historically, director compensation consisted of a mix of three components:  (i) an annual retainer for non-executive directors; (ii) per-meeting fees which varied based on whether the meeting was a full Board of Directors meeting or a limited or so-called “phone” meeting, Committee membership and whether the director was a member of a Committee or the chair of the Committee; and (iii) equity compensation for non-employee directors.

Pursuant to the Company's Corporate Governance Principles, the Compensation Committee and the full Board of Directors review director fees every three years.  During 2009, the Compensation Committee retained the independent consulting firm Towers Watson & Co. to perform a market analysis of director compensation compared to the Company's list of peer companies.  This analysis showed that the Company's director fees were approximately 50% less than the 25th percentile of fees paid to peer companies.  As a result, after consultation with management, the Board agreed to increase director fees in stages over two years in the manner indicated below.  These changes are expected to result in director compensation being below the median for the peer companies when the second stage of the director fee plan is implemented in 2011.

The below table describes the Prior Director Fee Plan for cash payments to directors through June 30, 2010, the 2010 Director Fee Plan for cash payments to directors from July 1, 2010 to June 30, 2011 and the 2011 Director Fee Plan for cash payments subsequent to June 30, 2011.  Equity award grants in 2010 were in accordance with the 2010 Director Fee Plan and 2011 grants will be in accordance with the 2011 Director Fee Plan.

		Prior Director Fee Plan	2010 Director Fee Plan	2011 Director Fee Plan
Annual Retainers (Paid Quarterly)
	Directors (Non-Executive only)	$25,000	$40,000	$45,000
	Lead Independent Director	$25,000	$50,000	$60,000
	Chairman (None if Executive Officer)	$50,000 (two times the director fee)	$80,000 (two times the director fee)	$90,000 (two times director fee)
	Directors (If Executive Officer)	N/A	$20,000 (50% of Director Retainer)	$22,500 (50% of Director Retainer)
	Audit Committee Chair	N/A	$25,000	$30,000
	Audit Committee Member	N/A	$12,500	$15,000
	Governance/ Compensation Chair	N/A	$10,000	$15,000
	Governance/ Compensation Committee Member	N/A	$5,000	$7,500

Equity	Non-Employee Directors only	1,000 RSUs five year vest	2,000 RSUs one year vest	3,000 RSUs one year vest
		2,500 SARs five year vest	1,000 SARs one year vest	1,000 SARs one year vest

Per Meeting Fees	Board Chair	$2,500 (in person)	N/A	N/A
		$1,500 (by phone)	N/A	N/A

	Board Member	$1,500 (in person)	N/A	N/A
		$500 (by phone)	N/A	N/A

	Audit Committee
	Chair	$2,000	N/A	N/A
	Member	$1,000	N/A	N/A

	Compensation Committee
	Chair	$1,000	N/A	N/A
	Member	$500	N/A	N/A

	Corporate Governance Committee
	Chair	$1,000	N/A	N/A
	Member	$500	N/A	N/A

Cash Compensation Paid to Directors

For 2010, each non-executive director received compensation under the Prior Director Fee Plan through June 30, 2010 and under the 2010 Director Fee Plan for the remainder of 2010.

Equity Compensation Awarded to Directors

In 2010, non-employee directors received 2,000 RSUs and 1,000 SARs which vest in one year.  In 2011, non-employee directors will receive 3,000 RSUs and 1,000 SARs, annually, which vest in one year.

Director Compensation Table

(a)	(b)	( c)	(d)	(e)	(f)	(g)	(h)
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Eugene R. Corasanti	$70,000	$0	$0	$0	$0	$0	$70,000

Joseph J. Corasanti(3)	$0	$0	$0	$0	$0	$0	$0

Bruce F. Daniels	$62,000	$38,520	$7,718	$0	$0	$0	$108,238

Jo Ann Golden	$46,750	$38,520	$7,718	$0	$0	$0	$92,988

Stephen M. Mandia	$46,500	$38,520	$7,718	$0	$0	$0	$92,738

Stuart J. Schwartz	$47,000	$38,520	$7,718	$0	$0	$0	$93,238

Mark E. Tryniski	$55,250	$38,520	$7,718	$0	$0	$0	$101,488

(1)
Amounts in this column reflect the grant date fair value of RSUs in accordance with Compensation – Stock Compensation Topic of the FASB ASC.  The assumptions made in the valuation of these awards are set forth in Note 7, (“Shareholders’ Equity”), to the Consolidated Financial Statements in Item 15 to the Company’s 2010 Annual Report on Form 10-K (available at http://www.conmed.com).

(2)
Amounts in this column reflect the grant date fair value of SARs in accordance with Compensation – Stock Compensation Topic of the FASB ASC. The assumptions made in the valuation of these awards are set forth in Note 7, (“Shareholders’ Equity”), to the Consolidated Financial Statements in Item 15 to the Company’s 2010 Annual Report on Form 10-K.

(3)	Mr. J. Corasanti’s director fees are included in his total compensation in the Summary Compensation Table and therefore excluded from above.

(4)	Below is a summary of the stock options & SARs and RSUs outstanding for non-employee Directors.

Name	Option Awards Outstanding (#)	Stock Awards Outstanding (#)

Bruce F. Daniels	13,000	3,800

Jo Ann Golden	13,000	3,800

Stephen M. Mandia	17,500	3,800

Stuart J. Schwartz	13,000	3,800

Mark E. Tryniski	8,500	3,800

Director Stock Ownership Requirements and Hedging Policy

In order to give the directors a direct stake in the Company’s future and to directly align their interests with those long-term interests of the shareholders, effective July 31, 2009, the Company adopted guidelines to encourage outright share ownership by directors.  The ownership guidelines require directors to own 2,000 shares.  The following share types are included under these guidelines:  shares directly owned, shares jointly owned, estimated net after tax shares of unvested RSUs, and shares held in saving plan accounts.  Share ownership guidelines for directors reaching the age of 62 are reduced by 50%.  The directors are required to be in compliance with these guidelines within five (5) years of becoming subject to this policy.  These ownership guidelines also contain a holding period for equity-based awards until such time as the minimum share ownership is achieved.  A complete copy of these guidelines is available on the Company’s web site in the investor relations section.

The Company also requires that its directors not hold any derivatives other than those issued by the Company.  The intention of this policy is to align the interests of the Board of Directors with those of the holders of the Company’s common stock.  As the Company currently has outstanding certain convertible notes that may be converted into the Company’s common stock if the conditions set forth in the indenture are satisfied, the Company permits its directors to hold such Notes even though such Notes are a derivative of the Company’s common stock as such holdings do not represent an expectation that the Company’s common stock will decrease in value.

All directors were in compliance with these guidelines as assessed as of December 31, 2010.

Vice Chairman Employment Agreement

In addition to Mr. Eugene Corasanti’s role as Chairman of the Board, the Company entered into an employment agreement with him effective January 1, 2007 pursuant to which he also serves as a Vice Chairman available to advise the Chief Executive Officer and to perform such other duties as required by the CEO and/or Board of Directors.  Mr. E. Corasanti’s salary is at least $104,000 per year, and he also receives such equity compensation as may be granted by the Compensation Committee of the Board of Directors.  Starting in 2007, Mr. E. Corasanti also began receiving the accrued deferred compensation benefit that he would otherwise have received had he retired as of December 31, 2006.  The deferred compensation payout is being paid over ten years and is valued at $4,585,411 as of December 31, 2010.  In addition, Mr. E. Corasanti is entitled to certain benefits under his prior employment agreement, including health insurance, pension, disability and other benefits generally available to all Company employees, as well as the continuation of certain perquisites such as an automobile allowance, club memberships and life and health insurance benefits during Mr. E. Corasanti’s life and the life of his wife.

Prior to December 31, 2001, the Company had paid all premiums on certain split-dollar life insurance policies with face amounts totaling $1,667,544 for the benefit of Mr. E. Corasanti. The Company has not paid or accrued premiums since fiscal year 2001. Premiums paid by the Company in prior years are treated by the Company as a loan to Mr. E. Corasanti, and at December 31, 2010, the aggregate amount due the Company from Mr. E. Corasanti related to these split-dollar life insurance policies is $281,272. This amount (and loans, if any, for future premiums) will be repaid to the Company on Mr. E. Corasanti’s death and the balance of the policy will be paid to his estate or beneficiaries.

BOARD OF DIRECTORS INTERLOCKS AND INSIDER PARTICIPATION;
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s Board of Directors, which is presently composed of Eugene R. Corasanti, Joseph J. Corasanti, Bruce F. Daniels, Jo Ann Golden, Stephen M. Mandia, Stuart J. Schwartz, and Mark E. Tryniski establishes the compensation plans and specific compensation levels for Joseph J. Corasanti directly (with Messrs. E. Corasanti and J. Corasanti abstaining) and for other executive officers through the Compensation Committee, and administers the Company’s equity incentive plans through the Compensation Committee. Eugene R. Corasanti is the Chairman of the Board of Directors.  Joseph J. Corasanti, the President and Chief Executive Officer of the Company, also serves as a director of the Company, an officer of several of the Company’s subsidiaries and is the son of Eugene R. Corasanti.

The Company employs the following persons who are related to certain officers of the Company in the manner indicated below. Employees who are related to officers and/or directors whose total compensation is less than $120,000 are not listed below.

Employee Name and Position	Officer(s) and/or Director(s) to whom Employee is Related	Relationship of Employee to Officer

David Corasanti, Marketing Manager, Endosurgery	Eugene R. Corasanti	Son
	Joseph J. Corasanti	Brother

Alan Rust, Corporate Distribution Director	William W. Abraham	Son-in-law

Compensation for the above-referenced employees, consisting solely of salary and bonus, ranged from $130,000 to $166,000 during 2010.

In March 2003, the Audit Committee adopted a written charter specifying that it would pre-approve all transactions in which the Company is a participant and in which a related person has or will have a direct or indirect material interest, including without limitation any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.  The charter requirement was incorporated into a policy in November 2003 under which requests for pre-approvals can be submitted to the Chair of the Audit Committee for pre-approval, with the Chair to report any such pre-approvals at the next scheduled meeting of the Audit Committee.   Under the policy, such related-person transactions must be approved or ratified by the Audit Committee.  Further, any related-party transaction in which the projected spending is over $50,000 requires management to secure competitive bids to ensure that any proposal is reasonable with respect to costs.  The Committee may also determine that the approval or ratification of such transaction should be considered by all of the disinterested members of the Board.  Related persons include any of our directors or executive officers and their family members.

In considering whether to approve or ratify any related-person transaction, the chair or Committee, as applicable, may consider all factors that they deem relevant to the transaction, including, but not limited to: the size of the transaction and the amount payable to or receivable from a related person; the nature of the interest of the related person in the transaction; the Company’s prior dealings, if any, with the related party; whether the transaction may involve a conflict of interest; and whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties.

To identify related-person transactions, at least once a year all directors and executive officers of the Company are required to complete questionnaires seeking, among other things, disclosure with respect to such transactions of which such director or executive officer may be aware.

INSURANCE FOR DIRECTORS AND OFFICERS

The Company has entered into directors’ and officers’ insurance policies with St. Paul Mercury Insurance Company, Federal Insurance Company, Illinois National Insurance Company and Liberty Mutual covering the period from May 31, 2010 through May 31, 2011 at a total cost of $370,445 which covers directors and officers of the Company and its subsidiaries.

ANNUAL REPORT

The annual report for the fiscal year ended December 31, 2010, including financial statements, is being furnished with this proxy statement to shareholders of record on March 31, 2011. The annual report does not constitute a part of the proxy soliciting material and is not deemed “filed” with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of the Company’s Common Stock as of March 31, 2011, by each shareholder known by the Company to be the beneficial owner of more than 5% of its outstanding Common Stock, by each director and nominee director, by each of the NEOs and by all directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Eugene R. Corasanti (1)	391,937	1.32
Joseph J. Corasanti (2)	758,156	2.56
Bruce F. Daniels (3)	9,700	*
Joseph G. Darling (4)	8,694	*
Jo Ann Golden (5)	11,662	*
Daniel S. Jonas (6)	64,460	*
Stephen M. Mandia (7)	19,350	*
Luke A. Pomilio (8)	67,711	*
Stuart J. Schwartz (9)	10,575	*
Robert D. Shallish, Jr. (10)	107,065	*
Mark E. Tryniski (11)	7,600	*
Directors and executive officers as a group (14 persons) (12)	1,581,389	5.34
Heartland Advisors, Inc. (13) 789 North Water Street Milwaukee, WI 53202	1,965,400	6.63
Cramer Rosenthal McGlynn, LLC (14) 520 Madison Ave. New York, NY 10022	2,240,929	7.56
Frontier Capital Management Co., LLC (15) 99 Summer Street Boston, MA 02110	2,325,961	7.85
Dimensional Fund Advisors LP (16) Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	2,376,128	8.02
Artisan Partners Holdings LP (17) 875 East Wisconsin Ave. Suite 800 Milwaukee, WI 53202	2,388,557	8.06
BlackRock, Inc. (18) 40 East 52nd Street New York, NY 10022	2,885,511	9.74

Unless otherwise set forth above, the address of each of the above listed shareholders is c/o

CONMED Corporation, 525 French Road, Utica, New York 13502

•	*	Less than 1%.

(1)
Includes 313,500 options and SARs exercisable within 60 days, and 5,200 RSUs vesting within 60 days. Also includes 8,787 shares owned beneficially by the wife of Eugene R. Corasanti.  Eugene R. Corasanti disclaims beneficial ownership of these shares.

(2)
Includes 687,687 options and SARs, exercisable within 60 days, and 10,000 RSUs vesting within 60 days.  Also includes 750 shares owned beneficially by the wife and 1,050 shares owned beneficially by the children of Joseph J. Corasanti.  Joseph J. Corasanti disclaims beneficial ownership of these shares.  Joseph J. Corasanti is the son of Eugene R. Corasanti.

(3)	Includes 8,500 options and SARs exercisable within 60 days and 400 RSUs vesting within 60 days.
(4)	Includes 6,000 SARs exercisable within 60 days.
(5)	Includes 8,500 options and SARs exercisable within 60 days and 400 RSUs vesting within 60 days.
(6)	Includes 59,000 options and SARs exercisable within 60 days and 1,600 RSUs vesting within 60 days.
(7)	Includes 13,000 options and SARs exercisable within 60 days and 400 RSUs vesting within 60 days.
(8)	Includes 57,000 options and SARs exercisable within 60 days and 1,600 RSUs vesting within 60 days.
(9)	Includes 8,500 options and SARs exercisable within 60 days and 400 RSUs vesting within 60 days.
(10)
Includes 79,000 options and SARs exercisable within 60 days and 1,600 RSUs vesting within 60 days.  Also includes 1,217 shares owned beneficially by a trust in which Robert D. Shallish, Jr. is Trustee.  Robert D. Shallish, Jr. disclaims beneficial ownership of these shares.

(11)	Includes 4,000 SARs exercisable within 60 days and 400 RSUs vesting within 60 days.
(12)
Includes 1,307,887 options and SARs exercisable within 60 days and 22,800 RSUs vesting within 60 days held by the Directors, NEOs and the executive officers of the Company.  Such 1,330,687 shares are equal to approximately 4.49% of the Common Stock outstanding. As of March 31, 2011 the Company’s directors and executive officers as a group (14 persons) are the beneficial owners of 250,702 shares which is approximately 0.85% of the Common Stock outstanding.

(13)
An Amendment to Schedule 13G filed with the SEC by Heartland Advisors, Inc. on February 10, 2011 indicates beneficial ownership of 1,965,400 shares of Common Stock by virtue of having shared voting power over 1,965,400 shares of Common Stock and shared power to dispose of 1,965,400 shares of Common Stock in its role as investment advisors for certain funds.

(14)
A Schedule 13G filed with the SEC by Cramer Rosenthal McGlynn LLC on February 11, 2011 indicates beneficial ownership of 2,240,929 shares of Common Stock by virtue of having sole voting power over 2,173,029 shares of Common Stock and sole power to dispose of 2,240,929 shares of Common Stock in its role as investment advisors for certain funds.

(15)
A Schedule 13G filed with the SEC by Frontier Capital Management Co., Inc. on February 14, 2011 indicates beneficial ownership of 2,325,961 shares of Common Stock by virtue of having sole voting power over 1,620,660 shares of Common Stock and sole power to dispose of 2,325,961 shares of Common Stock in its role as investment advisors for certain funds.

(16)
An Amendment to Schedule 13G filed with the SEC by Dimensional Fund Advisors LP on February 11, 2011 indicates beneficial ownership of 2,376,128 shares of Common Stock by virtue of having sole power to vote over 2,331,678 shares and sole power to dispose of 2,376,128 shares of Common Stock.

(17)
An Amendment to Schedule 13G filed with the SEC by Artisan Partners Holdings LP and certain other persons on February 11, 2011 indicates that (1) Artisan Partners Holdings LP, Artisan Investment Corporation, Artisan Partners Limited Partnership, Artisan Investments GP LLC, ZFIC, Inc., Andrew A. Ziegler and Carlene M. Ziegler beneficially own 2,388,557 shares of Common Stock by virtue of having shared voting power over 2,288,759 shares of Common Stock and shared power to dispose of 2,388,557 shares of Common Stock and (2) Artisan Funds, Inc. beneficially owns 1,574,059 shares of Common Stock by virtue of having shared voting power over 1,574,059 shares of Common Stock and shared power to dispose of 1,574,059 shares of Common Stock.  According to the Schedule 13G, the shares of Common Stock reported therein have been acquired on behalf of discretionary clients of Artisan Partners, including 1,574,059 shares of Common Stock on behalf of Artisan Funds.

(18)
An Amendment to Schedule 13G filed with the SEC by BlackRock, Inc. on January 7, 2011 indicates beneficial ownership of 2,885,511 shares of Common Stock by virtue of having sole voting power over 2,885,511 shares of Common Stock and sole power to dispose of 2,885,511 shares of Common Stock in its role as investment advisor for certain funds.

On March 31, 2011, there were 860 shareholders of record of the Company’s Common Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to regulations promulgated by the Securities and Exchange Commission, the Company is required to identify, based solely on a review of reports filed under Section 16(a) of the Securities Exchange Act of 1934, and furnished to the Company pursuant to Rule 16a-3(c) thereunder, each person who, at any time during its fiscal year ended December 31, 2010, was a director, officer or beneficial owner of more than 10% of the Company’s Common Stock that failed to file on a timely basis any such reports. Based on such reports, the Company is not aware of any such failure to file on a timely basis any such reports by any such person that has not previously been disclosed, except as follows: (1) A Form 4 for Gregory R. Jones for a November 15, 2010 trade was not filed until November 22, 2010.

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☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY CONMED CORPORATION	For	With- hold	For All Except
ANNUAL MEETING OF SHAREHOLDERS—MAY 19, 2011 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS	(1) Election of directors	☐	☐	☐

The Company’s Proxy Statement for the 2011 Annual Meeting of Shareholders, the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2010 and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 are available at http://www.cfpproxy.com/2982.

The undersigned hereby appoints Joseph J. Corasanti and Daniel S. Jonas, and either of them, proxies of the undersigned, with full power of substitution, to vote all the shares of Common Stock of CONMED Corporation (the “Company”) held of record by the undersigned on March 31, 2011, at the Annual Meeting of Shareholders to be held May 19, 2011, and at any adjournment thereof.

NOMINEES:
Eugene R. Corasanti, Joseph J. Corasanti, Bruce F. Daniels,
Jo Ann Golden, Stephen M. Mandia, Stuart J. Schwartz, and Mark E. Tryniski

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

		For	Against	Abstain
	(2) Ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for 2011.	☐	☐	☐
		For	Against	Abstain
	(3) Advisory vote on executive compensation	☐	☐	☐

	One Year	Two Years	Three Years	Abstain
	(4) Advisory vote on frequency of future advisory votes on executive compensation. ☐	☐	☐	☐

(5) In their discretion the proxies are authorized to vote upon such other matters as may come before the meeting or any adjournment thereof.

All as more particularly described in the Company’s Proxy Statement, dated April 8, 2011 (the “Company’s Proxy Statement”), relating to such meeting, receipt of which is hereby acknowledged.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED BY THE UNDER-SIGNED SHAREHOLDER. IF NO CHOICE IS SPECIFIED BY THE SHAREHOLDER, THIS PROXY WILL BE VOTED “FOR” ALL PORTIONS OF ITEMS (1), (2) AND (3) AND “ONE YEAR” FOR ITEM (4) AND IN THE PROXIES’ DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING.

The above signed hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes or any of them may lawfully do by virtue hereof.

Please be sure to date and sign this proxy card in the box below.	Date
Sign above Co-holder (if any) sign above

Ç Detach above card, sign, date and mail in postage paid envelope provided. Ç

CONMED CORPORATION 525 French Road—Utica, New York 13502

PLEASE PROMPTLY MARK, DATE, SIGN AND MAIL THIS PROXY CARD
 IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.

Please date this Proxy Card and sign your name exactly as it appears hereon.  Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian, or trustee, please add your title as such. If executed by a corporation, this Proxy Card should be signed by a duly authorized officer. If executed by a partnership, please sign in partnership name by authorized persons.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

PROXY MATERIALS ARE
AVAILABLE ON-LINE AT:
http://www.cfpproxy.com/2982
2982

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY CONMED CORPORATION	For	With- hold	For All Except
ANNUAL MEETING OF SHAREHOLDERS—MAY 19, 2011 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS		(1) Election of directors	☐	☐	☐

The Company’s Proxy Statement for the 2011 Annual Meeting of Shareholders, the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2010 and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 are available at http://www.cfpproxy.com/2982.

The undersigned hereby appoints Joseph J. Corasanti and Daniel S. Jonas, and either of them, proxies of the undersigned, with full power of substitution, to vote all the shares of Common Stock of CONMED Corporation (the “Company”) held of record by the undersigned on March 31, 2011, at the Annual Meeting of Shareholders to be held May 19, 2011, and at any adjournment thereof.
4 0 1 (k)

NOMINEES:
Eugene R. Corasanti, Joseph J. Corasanti, Bruce F. Daniels,
Jo Ann Golden, Stephen M. Mandia, Stuart J. Schwartz, and Mark E. Tryniski

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

			For	Against	Abstain
		(2) Ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for 2011.	☐	☐	☐
			For	Against	Abstain
		(3) Advisory vote on executive compensation	☐	☐	☐

		One Year	Two Years	Three Years	Abstain
		(4) Advisory vote on frequency of future advisory votes on executive compensation. ☐	☐	☐	☐

(5) In their discretion the proxies are authorized to vote upon such other matters as may come before the meeting or any adjournment thereof.

All as more particularly described in the Company’s Proxy Statement, dated April 8, 2011 (the “Company’s Proxy Statement”), relating to such meeting, receipt of which is hereby acknowledged.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED BY THE UNDER-SIGNED SHAREHOLDER. IF NO CHOICE IS SPECIFIED BY THE SHAREHOLDER, THIS PROXY WILL BE VOTED “FOR” ALL PORTIONS OF ITEMS (1), (2) AND (3) AND “ONE YEAR” FOR ITEM (4) AND IN THE PROXIES’ DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING.

The above signed hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes or any of them may lawfully do by virtue hereof.

Please be sure to date and sign this proxy card in the box below.	Date
Sign above Co-holder (if any) sign above

Ç Detach above card, sign, date and mail in postage paid envelope provided. Ç

CONMED CORPORATION 525 French Road—Utica, New York 13502

PLEASE PROMPTLY MARK, DATE, SIGN AND MAIL THIS PROXY CARD
 IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.

Please date this Proxy Card and sign your name exactly as it appears hereon.  Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian, or trustee, please add your title as such. If executed by a corporation, this Proxy Card should be signed by a duly authorized officer. If executed by a partnership, please sign in partnership name by authorized persons.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

PROXY MATERIALS ARE
AVAILABLE ON-LINE AT:
http://www.cfpproxy.com/2982
2982/7304

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY CONMED CORPORATION	For	With- hold	For All Except
ANNUAL MEETING OF SHAREHOLDERS—MAY 19, 2011 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS		(1) Election of directors	☐	☐	☐

The Company’s Proxy Statement for the 2011 Annual Meeting of Shareholders, the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2010 and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 are available at http://www.cfpproxy.com/2982.

The undersigned hereby appoints Joseph J. Corasanti and Daniel S. Jonas, and either of them, proxies of the undersigned, with full power of substitution, to vote all the shares of Common Stock of CONMED Corporation (the “Company”) held of record by the undersigned on March 31, 2011, at the Annual Meeting of Shareholders to be held May 19, 2011, and at any adjournment thereof.
E S P P

NOMINEES:
Eugene R. Corasanti, Joseph J. Corasanti, Bruce F. Daniels,
Jo Ann Golden, Stephen M. Mandia, Stuart J. Schwartz, and Mark E. Tryniski

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

			For	Against	Abstain
		(2) Ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for 2011.	☐	☐	☐
			For	Against	Abstain
		(3) Advisory vote on executive compensation	☐	☐	☐

		One Year	Two Years	Three Years	Abstain
		(4) Advisory vote on frequency of future advisory votes on executive compensation. ☐	☐	☐	☐

(5) In their discretion the proxies are authorized to vote upon such other matters as may come before the meeting or any adjournment thereof.

All as more particularly described in the Company’s Proxy Statement, dated April 8, 2011 (the “Company’s Proxy Statement”), relating to such meeting, receipt of which is hereby acknowledged.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED BY THE UNDER-SIGNED SHAREHOLDER. IF NO CHOICE IS SPECIFIED BY THE SHAREHOLDER, THIS PROXY WILL BE VOTED “FOR” ALL PORTIONS OF ITEMS (1), (2) AND (3) AND “ONE YEAR” FOR ITEM (4) AND IN THE PROXIES’ DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING.

The above signed hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes or any of them may lawfully do by virtue hereof.

Please be sure to date and sign this proxy card in the box below.	Date
Sign above Co-holder (if any) sign above

Ç Detach above card, sign, date and mail in postage paid envelope provided. Ç

CONMED CORPORATION 525 French Road—Utica, New York 13502

PLEASE PROMPTLY MARK, DATE, SIGN AND MAIL THIS PROXY CARD
 IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.

Please date this Proxy Card and sign your name exactly as it appears hereon.  Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian, or trustee, please add your title as such. If executed by a corporation, this Proxy Card should be signed by a duly authorized officer. If executed by a partnership, please sign in partnership name by authorized persons.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

PROXY MATERIALS ARE
AVAILABLE ON-LINE AT:
http://www.cfpproxy.com/2982
2982/7603